SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.         )

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Kosan Biosciences Incorporated

(Name of Registrant as Specified In Its Charter)

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3832 Bay Center Place

Hayward, CA 94545

April 18, 2006

To Our Stockholders:

I am pleased to invite you to attend the Annual Meeting of Stockholders of Kosan Biosciences Incorporated to be held at 3825 Bay Center Place, Hayward, CA 94545, on Thursday, May 25, 2006, at 10:00 a.m., local time.

The matters expected to be acted upon at the meeting are described in detail in the following Notice of the 2006 Annual Meeting of Stockholders and Proxy Statement.

The Board of Directors appreciates and encourages stockholder participation in the Company’s affairs and invites you to attend the meeting in person. It is important, however, that your shares be represented at the annual meeting in any event, and for that reason, we ask that whether or not you expect to attend the meeting, you take a moment to complete, date, sign and return the accompanying proxy in the enclosed postage-paid envelope or vote via the Internet or by telephone as instructed in the accompanying materials.

Returning the proxy does not deprive you of your right to attend the meeting and to vote your shares in person.

We thank you for your support and look forward to seeing you at the meeting.

Sincerely,

Robert G. Johnson, Jr., M.D., Ph.D.

Chief Executive Officer

3832 Bay Center Place

Hayward, CA 94545

NOTICE OF THE 2006 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON THURSDAY, MAY 25, 2006

To Our Stockholders:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Kosan Biosciences Incorporated, a Delaware corporation (the “Company”), will be held at the Company’s offices at 3825 Bay Center Place, Hayward, CA 94545, on Thursday, May 25, 2006 at 10:00 a.m., local time, for the following purposes:

(1)	To elect Kevan Clemens, Ph.D. and Jean Deleage, Ph.D. to serve as Class C directors for a term which expires at the Annual Meeting of Stockholders in 2009 or until their respective successors are duly elected and qualified;

(2)	To approve the Company’s 2006 Equity Incentive Plan, as set forth in the accompanying proxy statement;

(3)	To ratify the selection of Ernst & Young LLP as independent registered public accounting firm of the Company for its fiscal year ending December 31, 2006; and

(4)	To transact such other business as may properly come before the Annual Meeting of Stockholders or any adjournment or postponement thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

The Board of Directors has fixed the close of business on March 31, 2006 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting of Stockholders and at any adjournment or postponement thereof.

By Order of the Board of Directors

/s/ Margaret A. Horn

Margaret A. Horn

Secretary

Hayward, California

April 18, 2006

ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY, OR VOTE VIA THE INTERNET OR BY TELEPHONE AS INSTRUCTED IN THESE MATERIALS, AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR YOUR CONVENIENCE. EVEN IF YOU HAVE VOTED BY PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE ANNUAL MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE ANNUAL MEETING, YOU MUST OBTAIN A PROXY ISSUED IN YOUR NAME FROM THE RECORD HOLDER.

Kosan Biosciences Incorporated

3832 Bay Center Place

Hayward, CA 94545

PROXY STATEMENT FOR THE 2006 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 25, 2006

INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

The enclosed proxy is solicited on behalf of the Board of Directors of Kosan Biosciences Incorporated, a Delaware corporation (“Kosan” or the “Company”), for use at the Annual Meeting of Stockholders of the Company to be held on May 25, 2006 at 10:00 a.m., local time (the “Annual Meeting”), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of the 2006 Annual Meeting of Stockholders. The Annual Meeting will be held at the Company’s offices located at 3825 Bay Center Place, Hayward, California 94545. The Company’s telephone number is (510) 732-8400.

These proxy solicitation materials, together with the Company’s 2005 Annual Report, are being mailed on or about April 18, 2006 to all stockholders of record on March 31, 2006.

SOLICITATION

The cost of soliciting proxies will be borne by the Company. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of common stock beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of common stock for their costs of forwarding solicitation materials to such beneficial owners. Proxies may also be solicited by certain of the Company’s directors, officers and employees, without additional compensation, personally or by telephone, email, facsimile or letter.

VOTING RIGHTS AND OUTSTANDING SHARES

Only holders of record of common stock at the close of business on March 31, 2006 (the “Record Date”) are entitled to notice of, and to vote at, the Annual Meeting. On the Record Date, 29,566,874 shares of the Company’s common stock were issued and outstanding. Each holder of record of common stock on the Record Date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting.

QUORUM, ABSTENTIONS AND BROKER NON-VOTES

The required quorum for the transaction of business at the Annual Meeting is a majority of the shares of common stock outstanding on the Record Date. All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions are included in the determination of shares present for quorum purposes. Because abstentions represent shares entitled to vote, the effect of an abstention will be the same as a vote against a proposal. If shares are held in “street name” through a broker or other nominee, the broker or nominee may not be permitted to exercise voting discretion with respect to certain matters to be acted upon. If the broker or nominee is not given specific instructions, shares held in the name of such broker or nominee may not be voted on those matters and will not be considered as present and entitled to vote with respect to those matters. Shares represented by such “broker non-votes” will, however, be counted in determining whether there is a quorum.

VOTING VIA THE INTERNET OR BY TELEPHONE

Stockholders may grant a proxy to vote their shares via the Internet or by telephone. The laws of the State of Delaware, under which the Company is incorporated, specifically permit electronically transmitted proxies, provided that each such proxy contains or is submitted with information from which the inspector of election can determine that such proxy was authorized by the stockholder.

For Shares Registered in the Name of a Broker or Bank

Most beneficial owners whose stock is held in street name receive instructions for granting proxies from their banks, brokers or other agents, rather than the Company’s proxy card. A number of brokers and banks are participating in a program provided through ADP Investor Communication Services that offers the means to grant proxies to vote shares by means of the telephone and Internet. If your shares are held in an account with a broker or bank participating in the ADP Investor Communications Services program, you may grant a proxy to vote those shares telephonically by calling the telephone number shown on the instruction form received from your broker or bank, or via the Internet at ADP Investor Communication Services’ voting website at www.proxyvote.com.

For Shares Registered in Your Name

Stockholders of record may go to http://www.proxyvoting.com/kosn to grant a proxy to vote their shares via the Internet. Each such stockholder will be required to provide the company number and control number stated on his or her proxy card. Each stockholder electing to do so will then be asked to complete an electronic proxy card. The votes represented by such proxy will be generated on the computer screen, and the stockholder will be prompted to submit or revise them as desired. Any stockholder using a touch-tone telephone may also grant a proxy to vote shares by calling 1-866-435-6710 and following the recorded instructions.

GENERAL INFORMATION FOR ALL SHARES VOTED VIA THE INTERNET OR BY TELEPHONE

Votes submitted via the Internet or by telephone must be received by 11:59 p.m., EDT, on May 24, 2006. Submitting your proxy via the Internet or by telephone will not affect your right to vote in person should you decide to attend the Annual Meeting.

The telephone and Internet voting procedures described above are designed to authenticate stockholders’ identities, to allow stockholders to grant a proxy to vote their shares and to confirm that stockholders’ instructions have been recorded properly. Stockholders granting a proxy to vote via the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, that must be borne by the stockholder.

REVOCABILITY OF PROXIES

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company a written notice of revocation or a duly executed proxy bearing a date later than the date of the proxy being revoked, or by attending the meeting and voting in person. Attending the meeting will not, by itself, revoke the proxy.

STOCKHOLDER PROPOSALS

The deadline for submitting a stockholder proposal for inclusion in the Company’s proxy statement and form of proxy for the Company’s 2007 annual meeting of stockholders pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), is December 19, 2006. Stockholders wishing to submit proposals or director nominations that are not to be included in such proxy statement and proxy must notify the

Company in writing of the information required by the provisions of the Company’s bylaws dealing with stockholder proposals. The notice must be delivered to or mailed and received at the principal offices of the Company by December 19, 2006.

FINDING OUT THE RESULTS OF THE VOTING AT THE ANNUAL MEETING

Preliminary voting results will be announced at the annual meeting. Final voting results will be published in the Company’s quarterly report on Form 10-Q for the second quarter of 2006.

PROPOSAL 1

ELECTION OF DIRECTORS

Our amended and restated certificate of incorporation and bylaws provide that our Board of Directors shall be divided into three classes, each class consisting, as nearly as possible, of one-third of the total number of directors, with each class having a three-year term. Vacancies on the board may be filled by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy shall serve for the remainder of the full term of the class of directors in which the vacancy occurred and until such director’s successor is elected and qualified. A director elected by the Board to fill a vacancy created by an increase in the number of directors shall belong to the class designated by the Board; provided, however, that the number of Board seats designated to belong to the three classes must be as nearly equal in number as possible.

Our Board is presently composed of six members, and if this Proposal 1 is approved by the stockholders, our Board will be composed of seven members. There is currently one director in Class C, the class whose term of office expires in 2006, and who is standing for re-election. The nominees for election to this class are Kevan Clemens, Ph.D. and Jean Deleage, Ph.D. Dr. Deleage is currently a member of our Board. Dr. Clemens was recommended as a nominee for our Board by our Chief Executive Officer and approved by our Corporate Governance and Nominating Committee. If elected at the Annual Meeting, Drs. Clemens and Deleage would serve until the 2009 annual meeting and until their successors are elected and qualified, or until their earlier death, resignation or removal.

Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote at the Annual Meeting. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of Drs. Clemens and Deleage. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as management may propose. Drs. Clemens and Deleage have each agreed to serve if elected, and we have no reason to believe that they will be unable to serve.

Presented below is biographical information for each nominee and each person whose term of office as a director will continue after the Annual Meeting.

CLASS C NOMINEES FOR ELECTION FOR A THREE-YEAR TERM EXPIRING AT THE 2009 ANNUAL MEETING

Kevan Clemens, Ph.D., age 61, is a nominee to be a Class C director. In June 2004, Dr. Clemens retired after 30 years of experience in the pharmaceutical industry. In his last position as Executive Vice President, Business Director of Hoffmann-La Roche Inc., a pharmaceutical company, he ran the Global Oncology business, including its strategic and business plans and the development and marketing of its products. Prior to that he served Roche in various positions, including Global Head of Specialty Care, Global Head of Project Management and the Head of Clinical Operations for North and South America. Dr. Clemens worked for 25 years at Syntex and Roche in various development, sales and marketing positions including Head of Pharmacoeconomic Research and Global Pricing. Dr. Clemens is a member of the board of directors of Chelsea

Therapeutics, Inc. Dr. Clemens received a G.R.I.C. from Kingston Polytechnic and a Ph.D. from the University of London.

Jean Deleage, Ph.D., age 65, has served as a director since April 1996. Dr. Deleage is a founder and managing director of Alta Partners, a venture capital firm investing in information technologies and life science companies. Alta Partners was founded in 1996. In 1979, Dr. Deleage founded, and was a managing partner of, Burr, Egan, Deleage & Co., a venture capital firm in San Francisco and Boston. Dr. Deleage was a member of Sofinnova’s initial team, a venture capital organization in Paris, and in 1976 formed Sofinnova, Inc. (the U.S. subsidiary of Sofinnova). Dr. Deleage is a member of the board of directors of Rigel Pharmaceuticals, Inc. and several private companies. In 1984, Dr. Deleage was awarded the Ordre National du Merite, and in 1993, he was awarded the Legion of Honor from the French government in recognition of his career accomplishments. Dr. Deleage received a Master’s Degree from Ecole Superieure d’Electricite and a Ph.D. from the University of Paris, Sorbonne.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF EACH NAMED NOMINEE.

CLASS A DIRECTORS CONTINUING IN OFFICE UNTIL THE 2007 ANNUAL MEETING

Charles J. Homcy, M.D., has served as a director since April 2003. Since November 2003, Dr. Homcy has served as Chief Executive Officer and a director of Portola Pharmaceuticals, Inc., a biopharmaceutical company. From January 2003 to November 2003, Dr. Homcy served as Senior Research and Development Advisor of Millennium Pharmaceuticals, a biopharmaceutical company. From February 2002 to December 2002, Dr. Homcy served as the President of Research and Development at Millennium Pharmaceuticals. From 1995 to February 2002, he served as Executive Vice President, Research and Development of COR Therapeutics, Inc., a biotechnology company, where he served as a member of the board of directors from 1998 to February 2002. From 1994 to March 1995, Dr. Homcy was President of the Medical Research Division of American Cyanamid Company-Lederle Laboratories, a pharmaceutical company (now a division of Wyeth-Ayerst Laboratories). From 1990 to 1994, Dr. Homcy was Executive Director of the Cardiovascular and Central Nervous System Research Section at Lederle Laboratories. Dr. Homcy is a member of the board of directors of Millennium Pharmaceuticals, Cytokinetics, Incorporated and Geron Corporation. Dr. Homcy received a B.A. and an M.D. from the Johns Hopkins University.

Chaitan S. Khosla, Ph.D., is one of our co-founders and has served as a director since our inception in January 1995. Dr. Khosla has been a Professor of Chemical Engineering, Chemistry and Biochemistry at Stanford University since 2001 and has been a faculty member since 1992. Dr. Khosla is the chairman of our Scientific Advisory Board. Dr. Khosla is the inventor of the combinatorial biosynthesis technology that we licensed from Stanford University. He is the recipient of several awards, including the 1999 Alan T. Waterman award by the National Science Foundation, the 1999 Eli Lilly Award in biological chemistry and the 2000 ACS Award in pure chemistry. Dr. Khosla is the author of over 150 publications and is an inventor on numerous patents. Dr. Khosla received a B.S. Tech. from the Indian Institute of Technology, Bombay, India and a Ph.D. from the California Institute of Technology.

CLASS B DIRECTORS CONTINUING IN OFFICE UNTIL THE 2008 ANNUAL MEETING

Bruce A. Chabner, M.D., has served as a director since September 2001. Dr. Chabner has served as the Chief of Hematology/Oncology at Massachusetts General Hospital and as Professor of Medicine at Harvard Medical School since 1995. Dr. Chabner has also served as the Associate Director for Clinical Science of the Dana-Farber/Harvard Cancer Center since 1999 and has held numerous academic appointments, including the position of Director of the Division of Cancer Treatment of the National Cancer Institute from 1982 to 1995. Dr. Chabner has received numerous awards, including Phi Beta Kappa, Alpha Omega Alpha, the Public Health

Service’s Distinguished Service Medal, the Karnofsky Award of the American Society for Clinical Oncology and the Bruce F. Cain Award for Drug Development of the American Association for Cancer Research. Dr. Chabner received a B.A. from Yale College and an M.D. from Harvard Medical School.

Peter Davis, Ph.D., has served as a director since April 1998 and as our independent lead director since December 2005. Since 2002, Dr. Davis has worked as an independent consultant to a number of companies. Dr. Davis served as president of DNA Plant Technologies Corp., an agriculture biotechnology company, from 2001 to 2002. Dr. Davis was a member of the Executive Committee of Pulsar International, S.A., a management consultant company and an affiliate of A.G. Biotech Capital, from 1993 to 2001. From 1975 to 1993, Dr. Davis was a faculty and staff member of the Wharton School of the University of Pennsylvania. His primary appointments included Director of the Applied Research Center and Director of Executive Education. He is a member of the board of directors of several private companies. Dr. Davis received a B.A. in physics from Cambridge University, a Masters Degree from the London School of Economics and a Ph.D. from the Wharton School at the University of Pennsylvania.

Christopher T. Walsh, Ph.D., has served as a director since April 1996. Dr. Walsh has been the Hamilton Kuhn Professor of Biological Chemistry and Molecular Pharmacology at Harvard Medical School since 1991 and formerly was President of the Dana-Farber Cancer Institute and Chairman of the Department of Biological Chemistry and Molecular Pharmacology at Harvard Medical School. He has performed extensive research in enzyme stereochemistry, reaction mechanisms and the mechanisms of action of anti-infective and immunosuppressive agents. From 1996 until July 2003, Dr. Walsh served as co-chairman of our Scientific Advisory Board. Dr. Walsh is also a member of the board of directors of Critical Therapeutics, Inc. and several private companies. Dr. Walsh received an A.B. from Harvard University and a Ph.D. from The Rockefeller University, New York.

INDEPENDENCE OF THE BOARD OF DIRECTORS

As required under The Nasdaq National Market (“Nasdaq”) listing standards, a majority of the members of a listed company’s Board of Directors must qualify as “independent,” as affirmatively determined by the Board of Directors. The Board consults with the Company’s counsel to ensure that the Board’s determinations are consistent with all relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of the Nasdaq, as in effect from time to time.

Consistent with these considerations, after review of all relevant transactions or relationships between each director, or any of his or her family members, and the Company, its senior management and its independent auditors, the Board affirmatively has determined that all of the Company’s directors are independent directors within the meaning of the applicable Nasdaq listing standards, except for Dr. Khosla. Dr. Khosla has received compensation as a consultant to the Company within the past three years.

The Company’s Board of Directors has designated Dr. Davis as Lead Independent Director. The Company’s Lead Independent Director is responsible for coordinating the activities of the independent directors; reviewing the Board of Directors’ meeting agendas and providing the Chairman of the Board with input on the agendas; preparing the agendas for executive sessions of the independent directors and chairing those sessions; facilitating communications between the Chairman of the Board and other members of the Board of Directors; coordinating follow-up to Board of Directors’ actions; and conducting exit interviews with resigning senior managers; and calling special board meetings, if required.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND ITS COMMITTEES

The Board currently consists of six members. During the fiscal year ended December 31, 2005, the Board consisted of seven members and held eight meetings, including telephone conference meetings, and acted by unanimous written consent twice. During the fiscal year ended December 31, 2005, all directors attended at least

75% of the meetings of the Board of Directors and meetings of the committees on which they served, held during the period for which they were a director or committee member, respectively.

The Board has five standing committees: an Audit Committee, a Compensation Committee, a Corporate Governance and Nominating Committee, a Financing Committee and a Strategic Advisory Committee. The following table provides membership and meeting information for the fiscal year ended December 31, 2005 for each of the Board committees:

Name	Audit		Compensation		Corporate Governance and Nominating		Financing	Strategic Advisory
Bruce A. Chabner					X
Peter Davis	X		X	*	X		X	X
Jean Deleage	X	*			X		X
Charles J. Homcy	X		X1					X
Daniel V. Santi							X
Christopher T. Walsh			X		X	*		X	*
Total number of meetings	5		2		4		4	0

*	Committee Chairperson

[1]	Dr. Homcy replaced Dr. Deleage on the Compensation Committee in July 2005.

Below is a description of each committee of the Board. Each of the committees has the authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities. The Board has determined that each committee meets the applicable rules and regulations regarding “independence” and that each member is free of any relationship that would interfere with his or her individual exercise of independent judgment with regard to the Company.

AUDIT COMMITTEE

The Audit Committee was established by the Board in accordance with Section 10A(m) of the Exchange Act, and oversees the Company’s corporate accounting and financial reporting process and audits of the Company’s financial statements. For this purpose, the Audit Committee performs several functions. The Audit Committee evaluates the performance of and assesses the qualifications of the independent auditors; determines the engagement of the independent auditors; determines whether to retain or terminate the existing independent auditors or to appoint and engage new independent auditors; reviews and approves the retention of the independent auditors to perform any proposed permissible non-audit services; monitors the rotation of partners of the independent auditors on the Company’s engagement team as required by law; confers with management and the independent auditors regarding the effectiveness of internal controls over financial reporting; establishes procedures, as required under applicable law, for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters; reviews the financial statements to be included in the Company’s Annual Report on Form 10-K; and discusses with management and the independent auditors the results of the annual audit and the results of the Company’s quarterly financial statements. Three directors comprise the Audit Committee. Drs. Davis, Deleage and Homcy were the members of the Audit Committee in 2005. The Audit Committee met five times during the fiscal year 2005. The Board has adopted a written charter for the Audit Committee that was filed as an appendix to our 2004 proxy statement.

The Board annually reviews the Nasdaq listing standards definition of independence for Audit Committee members and has determined that all current members of the Company’s Audit Committee are independent as independence is currently defined in Rule 4350(d)(2)(A)(i) of the Nasdaq listing standards and Section 10A(3) of the Exchange Act. The Board has determined that Drs. Davis and Deleage qualify as “audit committee financial experts,” as defined in applicable Securities Exchange Commission (the “Commission”) rules. In making such determination, the Board made a qualitative assessment of the knowledge and experience of Drs. Davis and Deleage based on a number of factors, including their formal education and their past business experience. Please see the description of the formal education and past business experience for Dr. Davis under the heading “Class B Directors Continuing in Office until the 2008 Annual Meeting” and for Dr. Deleage under the heading “Class C Nominees for a Three-Year Term Expiring at the 2009 Annual Meeting.”

COMPENSATION COMMITTEE

The Compensation Committee of the Board reviews and approves the overall compensation strategy and policies for the Company. The Compensation Committee reviews and approves corporate performance goals and objectives relevant to the compensation of the Company’s executive officers; recommends to the Board for approval the compensation and other terms of employment of the Company’s Chief Executive Officer; recommends to the Board for approval the compensation and other terms of employment of the other executive officers; and administers the Company’s stock option plans, stock appreciation rights plans, other equity incentive plans, pension and profit sharing plans, stock bonus plans, stock purchase plans, bonus plans, deferred compensation plans and similar programs. Three directors comprise the Compensation Committee: Drs. Davis, Homcy and Walsh. The Board has determined that Drs. Davis, Homcy and Walsh are independent (as independence is currently defined in Rule 4200(a)(15) of the Nasdaq listing standards). The Compensation Committee met two times during the fiscal year 2005.

CORPORATE GOVERNANCE AND NOMINATING COMMITTEE

The Corporate Governance and Nominating Committee of the Board of Directors is responsible for identifying, reviewing and evaluating candidates to serve as directors of the Company (consistent with criteria approved by the Board), reviewing and evaluating incumbent directors, recommending to the Board for selection candidates for election to the Board, making recommendations to the Board regarding the membership of the committees of the Board, assessing the performance of the committees and the Board, and developing a set of corporate governance principles for the Company. Our Corporate Governance and Nominating Committee also administers our code of ethics, which is described below under the heading “Code of Ethics.” Our Corporate Governance and Nominating Committee charter can be found on our corporate website at www.kosan.com. Four directors comprise the Committee: Drs. Chabner, Davis, Deleage and Walsh. The Board has determined that Drs. Chabner, Davis, Deleage, and Walsh are independent (as independence is currently defined in Rule 4200(a)(15) of the Nasdaq listing standards). The Committee met four times during the fiscal year 2005.

Because Kosan is an emerging company with rapidly evolving and expanding research and clinical programs, the Board of Directors does not believe that it is appropriate to adopt, and the Committee has not adopted, a formal policy with respect to a fixed set of minimum qualifications for its candidates for membership on the Board of Directors. Instead, in considering candidates for director, the Committee will generally consider all relevant factors, including the candidate’s applicable expertise and demonstrated excellence in his or her field, the usefulness of such expertise to the Company, the availability of the candidate to devote sufficient time and attention to the affairs of the Company and the candidate’s demonstrated character and judgment. In conducting their assessment of potential candidates for director, the Committee considers diversity, age, skills, and such other factors as it deems appropriate given the current needs of the Board and the Company, to maintain a balance of knowledge, experience and capability. In the case of incumbent directors whose terms of office are set to expire, the Committee reviews such directors’ overall service to the Company during their term, including the number of meetings attended, level of participation, quality of performance, and any other relationships and transactions that might impair such directors’ independence. In the case of new director candidates, the Committee also determines whether the nominee must be independent, which determination is based upon applicable Nasdaq listing standards, applicable Commission rules and regulations and the advice of counsel, if necessary. The Committee then uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. The Committee meets to discuss and consider such candidates’ qualifications and then selects a nominee for recommendation to the Board by majority vote. To date, the Committee has not paid a fee to any third party to assist in the process of identifying or evaluating director candidates.

The Committee generally will evaluate and consider all candidates recommended by the Company’s directors, officers and security holders. The Committee intends to consider security holder recommendations for directors using the same criteria as potential nominees recommended by the members of the Committee or others. To date, the Committee has not received any nor rejected a timely director nominee from a stockholder or stockholders holding more than 5% of our voting stock.

Security holders who wish to recommend individuals for consideration by Committee to become nominees for election to the Board may do so by delivering a written recommendation by certified mail only, c/o the Chairman or Secretary, at the following address: Kosan Biosciences Incorporated, 3832 Bay Center Place, Hayward, CA 94545. Recommendations must be delivered no sooner than 120 and no later than 90 days prior to the anniversary date of the mailing of the Company’s proxy statement for the last annual meeting of stockholders. The Company intends to mail this proxy statement on or about April 18, 2006, to all stockholders of record entitled to vote at the Annual Meeting. Accordingly, for the 2007 Annual Meeting of Stockholders, your recommendation must be received not later than the close of business on December 19, 2006, nor earlier than the close of business on January 18, 2007. Submissions must include the full name of the proposed nominee, a description of the proposed nominee’s business experience for at least the previous five years, complete biographical information, a description of the proposed nominee’s qualifications as a director and a representation that the nominating stockholder is a beneficial or record owner of the Company’s stock. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected.

FINANCING COMMITTEE

The Financing Committee of the Board of Directors was formed in July 2005. Because the authority of the Financing Committee lapsed in December 2005, the Financing Committee was formed again in February 2006. The Financing Committee reviews and approves the overall strategy, plans, policies and actions related to any offering, issuance and sale of securities of the Company. Three directors currently comprise the Financing Committee: Drs. Davis, Deleage and Homcy. The Board has determined that each of the current members of the Financing Committee is independent (as independence is currently defined in Rule 4200(a)(15) of the Nasdaq listing standards). The Financing Committee met four times during the fiscal year 2005.

STRATEGIC ADVISORY COMMITTEE

In July 2003, the Company established a Strategic Advisory Committee. The purpose of the Strategic Advisory Committee is to provide guidance on the Company’s scientific, business and organizational direction. The Strategic Advisory Committee is composed of three non-employee directors: Drs. Davis, Homcy and Walsh. It did not meet in 2005.

ATTENDANCE AT ANNUAL MEETING

The Company’s current policy does not require directors to attend the Annual Meeting. The 2005 Annual Meeting of Stockholders was attended by four of the members of the Board of Directors.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

The Company makes every effort to ensure that the views of stockholders are heard by the Board or individual directors, as applicable, and that appropriate responses are provided to stockholders in a timely manner. The Company believes its responsiveness to stockholder communications to the Board of Directors has been excellent. As a result, the Board believes that there has not been a need to adopt a formal process for stockholder communications with the Board. However, the Nominating and Corporate Governance Committee of the Board will consider, from time to time, whether adoption of a formal process for stockholder communications with the Board has become necessary or appropriate.

CODE OF ETHICS

In 2002, we adopted a code of ethics that applies to all of our employees, officers and directors, and in February 2004, we amended and restated the code. We have posted the text of our code of ethics on our website at www.kosan.com in connection with “Investor Relations” materials. Stockholders may request a free copy of the code of ethics by submitting a written request to Kosan Biosciences Incorporated, Attention: Investor Relations, 3832 Bay Center Place, Hayward, California 94545. In addition, we intend to promptly disclose on our website (1) the nature of any amendment to our code of ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions and (2) the nature of any waiver, including an implicit waiver, from a provision of our code of ethics that is granted to one of these specified officers, the name of such person who is granted the waiver and the date of the waiver.

PROPOSAL 2

APPROVAL OF 2006 EQUITY INCENTIVE PLAN

Proposal

In April 2006, the Compensation Committee of our Board adopted the Kosan Biosciences Incorporated 2006 Equity Incentive Plan (the “2006 Equity Incentive Plan”), subject to stockholder approval. We are requesting that stockholders approve the adoption of the 2006 Equity Incentive Plan at the Annual Meeting. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to approve the adoption of the 2006 Equity Incentive Plan. Abstentions will be counted toward the tabulation of votes cast on this proposal and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved. The effectiveness of the 2006 Equity Incentive Plan is dependent upon approval by the stockholders at the Annual Meeting.

Explanation

The Compensation Committee of our Board adopted the 2006 Equity Incentive Plan as the successor to the Company’s 1996 Stock Option Plan, as amended (the “1996 Plan”). Following approval of the 2006 Equity Incentive Plan by the stockholders at the Annual Meeting, no further stock options will be granted under the 1996 Plan and the shares remaining available for issuance under the 1996 Plan will become available for issuance under the 2006 Equity Incentive Plan, as explained in greater detail below. In addition, effective upon approval of the 2006 Equity Incentive Plan by the stockholders at the Annual Meeting, the terms of the Company’s 2000 Non-Employee Directors’ Stock Option Plan, as amended (the “Directors’ Plan”), will be amended to remove the automatic, annual increase to the number of shares reserved for issuance under the Directors’ Plan.

The approval of the 2006 Equity Incentive Plan will provide the Company with greater flexibility in designing equity incentives in an environment where a number of companies have moved from traditional option grants to other stock or stock-based awards, including restricted stock awards, restricted stock unit awards, stock appreciation rights, and performance stock awards. The 1996 Plan permits the grant of stock options, but not the other types of awards permitted under the 2006 Equity Incentive Plan. Accordingly, the 2006 Equity Incentive Plan will allow the Company to utilize a broad array of equity incentives in order to secure and retain the services of employees, directors and consultants of the Company and its affiliates, and to provide incentives for such persons to exert maximum efforts for the success of the Company and its affiliates.

The terms and provisions of the 2006 Equity Incentive Plan are summarized below. This summary, however, does not purport to be a complete description of the 2006 Equity Incentive Plan. The 2006 Equity Incentive Plan has been filed with the SEC as an appendix to this proxy statement and may be accessed from the SEC’s homepage at www.sec.gov. The following summary is qualified in its entirety by reference to the complete text of the 2006 Equity Incentive Plan. Any stockholder that wishes to obtain a copy of the 2006 Equity Incentive Plan may do so by written request to: Corporate Secretary, Kosan Biosciences Incorporated, 3832 Bay Center Place, Hayward, California 94545.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF PROPOSAL 2.

The following is a summary of the material features of the 2006 Equity Incentive Plan.

General

The 2006 Equity Incentive Plan provides for the grant of incentive stock options, nonstatutory stock options, restricted stock awards, restricted stock unit awards, stock appreciation rights, and other forms of equity compensation (collectively, the “stock awards”). The 2006 Equity Incentive Plan also provides the ability to grant performance stock awards and performance cash awards (together, the “performance awards”) so that our Compensation Committee may use performance criteria in establishing specific targets to be attained as a condition to the grant or vesting of one or more awards under the 2006 Equity Incentive Plan to qualify the compensation attributable to those awards as performance-based compensation for purposes of Section 162(m) of the Internal Revenue Code (the “Code”), as explained in greater detail below.

Incentive stock options granted under the 2006 Equity Incentive Plan are intended to qualify as “incentive stock options” within the meaning of Section 422 of the Code. Nonstatutory stock options granted under the 2006 Equity Incentive Plan are not intended to qualify as incentive stock options under the Code. See “Federal Income Tax Information” below for a discussion of the tax treatment of stock awards.

Purpose

The 2006 Equity Incentive Plan was adopted to provide a means to secure and retain the services of employees, directors and consultants of the Company and its affiliates, to provide a means by which such eligible individuals may be given an opportunity to benefit from increases in the value of the Company’s common stock through the grant of stock awards, and thereby align the long-term compensation and interests of those individuals with our stockholders.

Administration

The Board administers the 2006 Equity Incentive Plan. Subject to the provisions of the 2006 Equity Incentive Plan, the Board has the authority to construe and interpret the plan, to determine the persons to whom and the dates on which stock awards will be granted, the number of shares of common stock to be subject to each stock award, the time or times during the term of each stock award within which all or a portion of the award may be exercised, the exercise, purchase, or strike price of each stock award, the type of consideration permitted to exercise or purchase each stock award, and other terms of the stock awards.

The Board has the authority to delegate some or all of the administration of the 2006 Equity Incentive Plan to a committee or committees composed of one or more members of the Board. In the discretion of the Board, a committee may consist solely of two or more “non-employee directors” within the meaning of Rule 16b-3 of the Exchange Act or solely of two or more “outside directors” within the meaning of Section 162(m) of the Code. As used herein with respect to the 2006 Equity Incentive Plan, the “Board” refers to any committee the Board appoints or, if applicable, any subcommittee, as well as to the Board itself. The 2006 Equity Incentive Plan also permits delegation of administration of the plan to one or more executive officers with respect to grants to employees and executive officers other than the executive officer making the grant.

Eligibility

General. As of March 15, 2006, the Company had 89 employees, six non-employee directors and various consultants, all of whom would be eligible to participate in the 2006 Equity Incentive Plan.

Incentive Stock Options. Incentive stock options may be granted under the 2006 Equity Incentive Plan only to employees (including officers) of the Company and its affiliates. Employees (including officers), consultants and directors of the Company and its affiliates are eligible to receive all other types of stock awards and performance awards under the 2006 Equity Incentive Plan. No incentive stock option may be granted under the 2006 Equity Incentive Plan to any person who, at the time of the grant, owns (or is deemed to own) stock possessing more than 10% of the total combined voting power of the Company or its affiliates, unless the exercise price of such option is at least 110% of the fair market value of the stock subject to the option on the date of grant and the term of the option does not exceed five years from the date of grant. In addition, the aggregate fair market value, determined on the date of grant, of the shares of common stock with respect to which incentive stock options are exercisable for the first time by a participant during any calendar year (under the 2006 Equity Incentive Plan and any other equity plans of the Company and its affiliates) may not exceed $100,000 (any excess of such amount shall be treated as nonstatutory stock options).

Section 162(m) Limitation. No employee may be granted options and/or stock appreciation rights under the 2006 Equity Incentive Plan with respect to which the strike price is at least 100% of the fair market value of the underlying common stock on the date of grant covering more than 2,000,000 shares of common stock during any calendar year. This limitation is designed to assure that any deductions to which the Company would otherwise be entitled either upon the exercise of stock options or stock appreciation rights granted under the 2006 Equity Incentive Plan or upon the subsequent sale of the shares acquired under those stock awards, will not be subject to the $1,000,000 limitation on the income tax deductibility of compensation paid per covered executive officer imposed under Section 162(m) of the Code.

Stock Subject to the 2006 Equity Incentive Plan

The maximum number of shares of common stock available for issuance, or the “share reserve,” under the 2006 Equity Incentive Plan may not exceed, in the aggregate, the sum of (a) the number of shares remaining available for issuance under the 1996 Plan as of May 25, 2006, (b) an additional 2,000,000 shares and (c) the number of shares subject to outstanding options under the 1996 Plan as of May 25, 2006 that would have reverted to the share reserve under the 1996 Plan pursuant to the terms of the 1996 Plan. Under the 1996 Plan, shares subject to outstanding options that expire or otherwise terminate without being exercised in full, and shares issued upon the exercise of options under that are subsequently repurchased by the Company at their original purchase price, revert to the share reserve under the 1996 Plan. Accordingly, if the adoption of the 2006 Equity Incentive Plan is approved, shares subject to outstanding options under the 1996 Plan as of May 25, 2006 that expire or otherwise terminate without being exercised in full, and shares issued upon the exercise of options outstanding as of May 25, 2006 that are subsequently repurchased by the Company at their original purchase price, will be added to the share reserve under the 2006 Equity Incentive Plan. Conversely, the share reserve under the 2006 Equity Incentive Plan will be reduced from time to time by one share for each share of common stock issued pursuant to a stock option or a stock appreciation right having a strike price of at least 100% of the fair market value of the underlying common stock on the date of grant. The share reserve will also be reduced by 1.15 shares for each share of common stock issued pursuant to a restricted stock award, restricted stock unit award or performance stock award. However, any shares issued in connection with a merger or acquisition as permitted by applicable listing standards will not reduce the share reserve under the 2006 Equity Incentive Plan.

If stock awards granted under the 2006 Equity Incentive Plan expire or otherwise terminate without being exercised in full or are settled in cash, the shares of common stock not acquired pursuant to those awards again become available for subsequent issuance under the 2006 Equity Incentive Plan. In addition, shares issued pursuant to a stock award granted under the 2006 Equity Incentive Plan that are forfeited to or repurchased by the Company again become available for subsequent issuance under the 2006 Equity Incentive Plan. To the extent there is issued a share of common stock pursuant to a stock award that counted as 1.15 shares against the share reserve and such share of common stock again becomes available for issuance under the 2006 Equity Incentive Plan, the number of shares of common stock available for issuance under the 2006 Equity Incentive Plan will increase by 1.15 shares. If shares of common stock subject to a stock award granted under the 2006 Equity Incentive Plan are not delivered to a participant because (a) the stock award is exercised through a reduction in the number of shares subject to the stock award (a “net exercise”), (b) the appreciation distribution payable upon exercise of a stock appreciation right is paid in shares of common stock, or (c) shares are withheld in satisfaction of applicable withholding taxes, the number of shares not delivered shall not remain available for subsequent issuance under the 2006 Equity Incentive Plan and instead shall be retired. Finally, if the exercise price is satisfied by tendering shares of common stock previously held by a participant, the number of shares so tendered will not become available for subsequent issuance under the 2006 Equity Incentive Plan.

The aggregate maximum number of shares of common stock that may be issued under the 2006 Equity Incentive Plan pursuant to the exercise of incentive stock options is the number of shares of common stock in the share reserve.

As of April 4, 2006, options covering an aggregate of 4,136,028 shares of common stock were outstanding under the 1996 Plan and the Directors’ Plan (of which 3,906,528 shares were subject to outstanding options granted under the 1996 Plan), 2,153,801 shares of common stock (plus any shares that might in the future be returned to the 1996 Plan as a result of the repurchase of shares or the cancellation or expiration of options) remained available for future grant under the 1996 Plan and 270,500 shares of common stock (plus any shares that might in the future be returned to the Directors’ Plan as a result of the cancellation or expiration of options) remained available for future grant under the Directors’ Plan. The weighted average exercise price of options outstanding under the 1996 Plan and the Directors’ Plan as of April 4, 2006 was approximately $8.02, and the weighted average remaining term of such options was approximately 7.24 years. A total of 34,548,335 shares of common stock were outstanding as of April 4, 2006. Except as set forth above, as of April 4, 2006, no shares of common stock were subject to issuance upon the conversion of any convertible securities or upon the exercise of outstanding warrants or other purchase rights, other than the 109,066 shares available for issuance under the Company’s 2000 Employee Stock Purchase Plan.

Terms of Options

Options may be granted under the 2006 Equity Incentive Plan pursuant to stock option agreements adopted by the Board. The following is a description of the permissible terms of options under the 2006 Equity Incentive Plan. Individual stock option agreements may be more restrictive as to any or all of the permissible terms described below.

Exercise Price. The exercise price of incentive stock options may not be less than 100% of the fair market value of the stock subject to the option on the date of grant and, in some cases (see “Eligibility” above), may not be less than 110% of such fair market value. The exercise price of nonstatutory stock options may not be less than 100% of the fair market value of the stock on the date of grant.

The closing price of the Company’s common stock as reported on the Nasdaq National Market on April 4, 2006 was $5.60 per share.

Consideration. The exercise price of options granted under the 2006 Equity Incentive Plan may, at the discretion of the Board, be paid in (a) cash or check, (b) pursuant to a broker-assisted cashless exercise, (c) by delivery of other common stock of the Company, (d) pursuant to a net exercise arrangement, or (e) in any other form of legal consideration acceptable to the Board.

Vesting. Options granted under the 2006 Equity Incentive Plan may become exercisable in cumulative increments, or “vest,” as determined by the Board. Vesting typically will occur during the optionholder’s continued service with the Company or an affiliate, whether such service is performed in the capacity of an employee, director, or consultant (collectively, “service”) and regardless of any change in the capacity of the service performed, or upon achievement of certain quantitative of qualitative goals determined by the Board. Shares covered by different options granted under the 2006 Equity Incentive Plan may be subject to different vesting terms.

Term. The maximum term of options granted under the 2006 Equity Incentive Plan is 10 years, except that in certain cases (see “Eligibility” above) the maximum term is five years.

Termination of Service. Options under the 2006 Equity Incentive Plan generally terminate three (3) months after termination of a participant’s service unless (a) termination is due to the participant’s disability, in which case the option may be exercised (to the extent the option was exercisable at the time of the termination of service) at any time within 12 months after termination; (b) termination is due to the participants death or the participant dies within a specified period after termination of service for a reason other than death, in which case the option may be exercised (to the extent the option was exercisable at the time of the participant’s death) within 18 months after the participant’s death by the person or persons to whom the rights to such option have passed; or (c) the option by its terms specifically provides otherwise. The option term may be extended in the event that exercise of the option following termination of service is prohibited by applicable securities laws. In no event, however, may an option be exercised beyond the expiration of its term.

Restrictions on Transfer. A participant in the 2006 Equity Incentive Plan may not transfer an option other than by will, by the laws of descent and distribution, or pursuant to a domestic relations order. During the lifetime of the participant, only the participant may exercise an incentive stock option. However, the Board may grant nonstatutory stock options that are transferable in certain limited instances. A participant may also designate a beneficiary who may exercise an option following the participant’s death.

Terms of Restricted Stock Awards

Restricted stock awards may be granted under the 2006 Equity Incentive Plan pursuant to restricted stock award agreements adopted by the Board.

Consideration. The Board may grant restricted stock awards in consideration for (a) past or future services rendered to the Company or an affiliate, or (b) any other form of legal consideration acceptable to the Board.

Vesting. Shares of stock acquired under a restricted stock award may, but need not, be subject to forfeiture to the Company in accordance with a vesting schedule as determined by the Board.

Termination of Service. Upon termination of a participant’s service, the Company may acquire any forfeited shares of stock that have not vested as of such termination under the terms of the applicable restricted stock award.

Restrictions on Transfer. Rights to acquire shares under a restricted stock award may be transferred only upon such terms and conditions as determined by the Board.

Terms of Restricted Stock Unit Awards

Restricted stock unit awards may be granted under the 2006 Equity Incentive Plan pursuant to restricted stock unit award agreements adopted by the Board.

Consideration. The Board will determine the consideration, if any, to be paid by the recipient upon delivery of each share of common stock subject to the restricted stock unit award. The consideration to be paid, if any, may be paid in any form of legal consideration acceptable to the Board.

Vesting. Restricted stock unit awards vest at the rate specified in the restricted stock unit award agreement as determined by the Board.

Settlement. A restricted stock unit award may be settled by the delivery of shares of the Company’s common stock, their cash equivalent, or any combination as determined by the Board. At the time of grant, the Board may impose additional restrictions or conditions that delay the delivery of stock (or its cash equivalent) subject to the restricted stock unit award after vesting.

Dividend Equivalents. Dividend equivalents may be credited in respect of shares of common stock covered by a restricted stock unit award, as determined by the Board. At the sole discretion of the Board, such dividend equivalents may be converted into additional shares of common stock covered by the restricted stock unit award in such manner as determined by the Board.

Termination of Service. Except as otherwise provided in the applicable award agreement, restricted stock units that have not vested will be forfeited upon the participant’s termination of service.

Terms of Stock Appreciation Rights

Stock appreciation rights may be granted under the 2006 Equity Incentive Plan pursuant to stock appreciation rights agreements adopted by the Board. Each stock appreciation right is denominated in shares of common stock equivalents.

Term. The maximum term of stock appreciation rights granted under the 2006 Equity Incentive Plan is 10 years from the date of grant.

Strike Price. The strike price of stock appreciation rights may not be less than 100% of the fair market value of the common stock equivalents subject to the stock appreciation rights on the date of grant.

Exercise. Upon exercise of a stock appreciation right, the Company will pay the participant an amount equal to the excess of (a) the aggregate fair market value on the date of exercise of a number of common stock equivalents with respect to which the participant is exercising the stock appreciation right, over (b) the strike price determined by the Board on the date of grant. The appreciation distribution upon exercise of a stock appreciation right may be paid in cash, shares of the Company’s common stock, or any other form of consideration determined by the Board.

Vesting. Stock appreciation rights vest and become exercisable at the rate specified in the stock appreciation right agreement as determined by the Board.

Termination of Service. Stock appreciation rights generally terminate three (3) months after termination of a participant’s service unless (a) termination is due to the participant’s disability, in which case the stock appreciation right may be exercised (to the extent vested at the time of the termination of service) at any time within 12 months after termination; (b) the participant dies before the participant’s service has terminated, or within a specified period after termination of service, in which case the stock appreciation right may be exercised (to the extent vested at the time of the participant’s death) within 18 months after the participant’s death by the person or persons to whom the rights to such stock appreciation right have passed; or (c) the stock appreciation right by its terms specifically provides otherwise. The stock appreciation right term may be extended in the event that exercise following termination of service is prohibited by applicable securities laws. In no event may a stock appreciation right be exercised beyond the expiration of its term.

Terms of Performance Awards

General. The 2006 Equity Incentive Plan allows the Board to issue performance stock awards and performance cash awards that qualify as performance-based compensation that is not subject to the income tax deductibility limitations imposed by Section 162(m) of the Code, if the issuance of such stock or cash is approved by the Compensation Committee and the grant or vesting of one or more stock awards and the delivery of such cash is tied solely to the attainment of certain performance goals during a designated performance period.

Performance Goals. To assure that the compensation attributable to one or more restricted stock awards, restricted stock unit awards, or performance awards will qualify as performance-based compensation that will not be subject to the $1,000,000 annual limitation on the income tax deductibility of the compensation paid to a covered executive officer imposed under Section 162(m) of the Code, the Compensation Committee has the authority to structure one or more such awards so that stock or cash will be issued or paid pursuant to the award only upon the achievement of certain pre-established performance goals. Such goals may be based on any one of, or combination of, the following criteria: (a) earnings before interest, taxes, depreciation, amortization and rent (EBITDAR); (b) earnings before interest, taxes, depreciation and amortization (EBITDA); (c) earnings before interest and taxes (EBIT); (d) EBITDAR, EBITDA, EBIT or earnings before taxes and unusual or nonrecurring items as measured either against the annual budget or as a ratio to revenue or return on total capital; (e) net earnings; (f) earnings per share; (g) net income; (h) gross profit margin; (i) operating margin; (j) operating income; (k) net worth; (l) cash flow; (m) cash flow per share; (n) total stockholder return; (o) return on capital; (p) stock price performance; (q) revenues; (r) costs; (s) working capital; (t) capital expenditures; (u) changes in capital structure; (v) economic value added; (w) industry indices; (x) expenses and expense ratio management; (y) debt reduction; (z) profitability of an identifiable business unit or product; (aa) levels of expense, cost or liability by category, operating unit or any other delineation; (bb) implementation or completion of projects or processes; and (cc) to the extent that an award is not intended to comply with Section 162(m) of the Code, other measures of performance selected by the Board. Performance goals may be set on a Company-wide basis, with respect to one or more business units, divisions, affiliates or business segments, and in either absolute terms or relative to internally generated business plans, approved by the Board, the performance of one or more comparable companies or a relevant index. The Board is authorized to make adjustments in the method of calculating the attainment of performance goals as follows: (i) to exclude restructuring and/or other nonrecurring charges; (ii) to exclude exchange rate effects, as applicable, for non-U.S. dollar denominated net sales and operating earnings; (iii) to exclude the effects of changes to generally accepted accounting standards required by the Financial Accounting Standards Board; (iv) to exclude the effects of any statutory adjustments to corporate tax rates; (v) to exclude the effects of any “extraordinary items” as determined under generally accepted accounting principles; (vi) to exclude any other unusual, non-recurring gain or loss or other extraordinary item; (vii) to respond to, or in anticipation of, any unusual or extraordinary corporate item, transaction, event or development; (viii) to respond to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions; (ix) to exclude the dilutive effects of acquisitions or joint ventures; (x) to assume that any business divested by the Company achieved performance objectives at targeted levels during the balance of a performance period following such divestiture; (xi) to exclude the effect of any change in the outstanding shares of common stock of the Company by reason of any stock dividend or split, stock repurchase, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distributions to common shareholders other than regular cash dividends; (xii) to reflect a corporate transaction, such as a merger, consolidation, separation (including a spinoff or other distribution of stock or property by a corporation), or reorganization (whether or not such reorganization comes within the definition of such term in Section 368 of the Code); and (xiii) to reflect any partial or complete corporate liquidation. The Board also retains the discretion to reduce or eliminate the compensation or economic benefit due upon attainment of performance goals.

Annual Limitation. The maximum benefit to be received by a participant in any calendar year attributable to performance stock awards may not exceed the value of 250,000 shares of common stock. The maximum benefit to be received by a participant in any calendar year attributable to performance cash awards granted pursuant to the 2006 Equity Incentive Plan may not exceed $1,500,000.

Terms of Other Stock Awards

The Board may grant other stock awards based in whole or in part by reference to, or otherwise based on, the value of the Company’s common stock. Subject to the provisions of the 2006 Equity Incentive Plan, the Board has the authority to determine the persons to whom and the dates on which such other stock awards will be granted, the number of shares of common stock (or cash equivalents) to be subject to each award, and other terms and conditions of such awards. Such awards may be granted either alone or in addition to other stock awards granted under the 2006 Equity Incentive Plan.

Changes to Capital Structure

In the event any change is made to the outstanding shares of the Company’s common stock without the Company’s receipt of consideration (whether through a stock split or other specified change in the capital structure of the Company), appropriate adjustments will be made to: (a) the maximum number and/or class of securities issuable under the 2006 Equity Incentive Plan, (b) the maximum number and/or class of securities for which any one person may be granted stock awards per calendar year, and (c) the number and/or class of securities and the price per share in effect under each outstanding stock award under the 2006 Equity Incentive Plan.

Corporate Transactions; Changes in Control

In the event of certain significant corporate transactions, any or all outstanding stock awards under the 2006 Equity Incentive Plan may be assumed, continued or substituted by any surviving or acquiring entity (or its parent company). If the surviving or acquiring entity (or its parent company) elects not to assume, continue or substitute such stock awards, then (a) with respect to any such stock awards that are held by individuals then performing services for the Company or its affiliates, or whose service for the Company or its affiliates terminated no more than three months prior to the effective time of the corporate transaction, the vesting and exercisability provisions of such stock awards will be accelerated in full, and such awards will be terminated if not exercised at or prior to the effective time of the corporate transaction, and any reacquisition or repurchase rights held by the Company with respect to such stock awards shall lapse and (b) all other outstanding stock awards will be terminated if not exercised prior to the effective time of the corporate transaction, and any reacquisition or repurchase rights held by the Company with respect to such stock awards may continue to be exercised by the Company; provided that no vested restricted stock unit award shall terminate as a result of a corporate transaction without being settled by delivery of shares of common stock, their cash equivalent, or any other form of consideration determined by the Board prior to the effective time of the corporate transaction.

A significant corporate transaction will be deemed to occur in the event of (a) a sale of all or substantially all, as determined by the Board, of the consolidated assets of the Company and its subsidiaries, (b) the sale or other disposition of at least 90% of the outstanding securities of the Company, (c) a merger, consolidation or similar transaction in which the Company is not the surviving corporation, or (d) a merger, consolidation or similar transaction in which the Company is the surviving corporation, but shares of the Company’s outstanding common stock are converted or exchanged into other property by virtue of the corporate transaction.

The Board may also provide that the holder of an outstanding stock award not assumed in the corporate transaction will surrender such stock award in exchange for a payment equal to the excess of (a) the value of the property that the participant would have received upon exercise of the stock award, over (b) the exercise price otherwise payable in connection with the stock award.

In the event a participant’s service with the Company or a successor entity is terminated, actually without cause or constructively, within 18 months following, or one month prior to, the effective date of certain specified change in control transactions, the vesting and exercisability of all outstanding stock awards will accelerate in full and any reacquisition or repurchase rights held by the Company will lapse. A stock award may be subject to additional acceleration of vesting and exercisability upon or after a change in control transaction as may be provided in the stock award agreement or any other written agreement between the Company or an affiliate and the participant.

The acceleration of a stock award in the event of an acquisition or similar corporate event may be viewed as an anti-takeover provision, which may have the effect of discouraging a proposal to acquire or otherwise obtain control of the Company.

Duration, Termination and Amendment

The Board may suspend or terminate the 2006 Equity Incentive Plan without stockholder approval or ratification at any time. Unless sooner terminated, the 2006 Equity Incentive Plan will terminate on April 7, 2016.

The Board may amend or modify the 2006 Equity Incentive Plan at any time, subject to any required stockholder approval. To the extent required by applicable law or regulation, stockholder approval will be required for any amendment that (a) materially increases the number of shares available for issuance under the 2006 Equity Incentive Plan, (b) materially expands the class of individuals eligible to receive stock awards under the 2006 Equity Incentive Plan, (c) materially increases the benefits accruing to the participants under the 2006 Equity Incentive Plan or materially reduces the price at which shares of common stock may be issued or purchased under the 2006 Equity Incentive Plan, (d) materially extends the term of the 2006 Equity Incentive Plan, or (e) expands the types of awards available for issuance under the 2006 Equity Incentive Plan.

The Board also may submit to stockholders any other amendment to the 2006 Equity Incentive Plan, including amendments intended to satisfy the requirements of Section 162(m) of the Code regarding the exclusion of performance-based compensation from the limitation on the deductibility of compensation paid to certain employees.

Repricings

The Board may not, under the 2006 Equity Incentive Plan, without obtaining the prior approval of the stockholders of the Company, (a) reduce the exercise price of any outstanding stock awards under the 2006 Equity Incentive Plan, (b) cancel any outstanding stock awards under the 2006 Equity Incentive Plan and grant in substitution therefor new stock awards under the 2006 Equity Incentive Plan or another equity compensation plan of the Company covering the same or a different number of shares of common stock, (c) cancel any outstanding stock awards under the 2006 Equity Incentive Plan and grant in substitution therefor cash and/or other valuable consideration, or (d) conduct any other action that is treated as a repricing under generally accepted accounting principles. The 1996 Plan does not prohibit the Board from taking these actions without obtaining prior stockholder approval.

Effect on Other Equity Compensation Plans

Following approval of the 2006 Equity Incentive Plan by the stockholders at the Annual Meeting, no further stock options will be granted under the 1996 Plan, and, as explained in greater detail above, the shares remaining available for issuance under the 1996 Plan will become available for issuance under the 2006 Equity Incentive Plan. The 1996 Plan will terminate according to its terms in June 2006. Options granted under the 1996 Plan prior to the approval of the 2006 Equity Incentive Plan by the stockholders at the Annual Meeting will continue to be subject to the terms and conditions as set forth in the agreements evidencing such options and the terms of the 1996 Plan, except that the Board may elect to extend one of more features of the 2006 Equity Incentive Plan to options granted under the 1996 Plan.

In addition, effective upon approval of the 2006 Equity Incentive Plan by the stockholders at the Annual Meeting, the terms of the Directors’ Plan will be amended to remove the automatic, annual increase to the number of shares reserved for issuance under the Directors’ Plan. Under the Directors’ Plan, which provides for automatic non-discretionary grants of nonstatutory stock options to non-employee directors of the Company, an aggregate of 300,000 shares of common stock were initially reserved for issuance, which amount is automatically increased on January 1 of each year, beginning in 2001 and continuing through 2010, equal to the lesser of (a) 150,000 shares, (b) .75% of the outstanding shares of common stock on such date or (c) a lesser amount determined by the Board. As a result of the increase to the shares reserved for issuance under the Directors’ Plan occurring on January 1, 2006, an aggregate of 500,000 shares were reserved for issuance under the Directors’ Plan as of January 1, 2006 (the “Current Directors’ Plan Reserve”). Upon approval of the 2006 Equity Incentive Plan by the stockholders at the Annual Meeting, the terms of the Directors’ Plan will be amended, without further action by the Board or the stockholders, to remove the automatic, annual increase to the share reserve under the Directors’ Plan. Accordingly, from and after the approval of the 2006 Equity Incentive Plan by the stockholders, the maximum number of shares available for issuance under the Directors’ Plan will be limited to the Current Directors’ Plan Reserve, absent stockholder approval of any subsequent increase to the Current Directors’ Plan Reserve.

New Stock Plan Benefits

All awards to directors, executive officers, employees and consultants are made at the discretion of the Board. Therefore, the benefits and amounts that will be received or allocated under the 2006 Equity Incentive Plan are not determinable at this time, and the Company has not included a table reflecting such benefits or awards.

Equity Compensation Plan Information

Information with respect to the shares of common stock that may be issued as of December 31, 2005 pursuant to the Company’s existing equity compensation plans may be found under the heading, “Securities Authorized For Issuance Under Equity Compensation Plans” below.

Federal Income Tax Information

The following is a summary of the principal United States federal income taxation consequences to participants and the Company with respect to participation in the 2006 Equity Incentive Plan. This summary is not intended to be exhaustive, and does not discuss the income tax laws of any city, state or foreign jurisdiction in which a participant may reside.

Incentive Stock Options. Incentive stock options granted under the 2006 Equity Incentive Plan are intended to be eligible for the favorable federal income tax treatment accorded “incentive stock options” under the Code. There generally are no federal income tax consequences to the participant or the Company by reason of the grant or exercise of an incentive stock option. However, the exercise of an incentive stock option may increase the participant’s alternative minimum tax liability, if any.

If a participant holds stock acquired through exercise of an incentive stock option for more than two years from the date on which the option was granted and more than one year after the date the option was exercised for those shares, any gain or loss on a disposition of those shares (a “qualifying disposition”) will be a long-term capital gain or loss. Upon such a qualifying disposition, the Company will not be entitled to any income tax deduction.

Generally, if the participant disposes of the stock before the expiration of either of these holding periods (a “disqualifying disposition”), then at the time of disposition the participant will realize taxable ordinary income equal to the lesser of (a) the excess of the stock’s fair market value on the date of exercise over the exercise price, or (b) the participant’s actual gain, if any, on the purchase and sale. The participant’s additional gain or any loss upon the disqualifying disposition will be a capital gain or loss, which will be long-term or short-term depending on whether the stock was held for more than one year.

To the extent the participant recognizes ordinary income by reason of a disqualifying disposition, generally the Company will be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code, and the satisfaction of a tax reporting obligation) to a corresponding income tax deduction in the tax year in which the disqualifying disposition occurs.

Nonstatutory Stock Options. No taxable income is recognized by a participant upon the grant of a nonstatutory stock option. Upon exercise of a nonstatutory stock option, the participant will recognize ordinary income equal to the excess, if any, of the fair market value of the purchased shares on the exercise date over the exercise price paid for those shares. Generally, the Company will be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code, and the satisfaction of a tax reporting obligation) to an income tax deduction in the tax year in which such ordinary income is recognized by the participant.

Upon disposition of the stock, the participant will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon acquisition of the stock. Such gain or loss will be long-term or short-term depending on whether the stock was held for more than one year.

Restricted Stock Awards. Upon receipt of a restricted stock award, the participant will recognize ordinary income equal to the excess, if any, of the fair market value of the shares on the date of issuance over the purchase price, if any, paid for those shares. The Company will be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code, and the satisfaction of a tax reporting obligation) to a corresponding income tax deduction in the year in which such ordinary income is recognized by the participant.

However, if the shares issued upon the grant of a restricted stock award are unvested and subject to repurchase by the Company in the event of the participant’s termination of service prior to vesting in those shares, the participant will not recognize any taxable income at the time of issuance, but will have to report as ordinary income, as and when the Company’s repurchase right lapses, an amount equal to the excess of (a) the fair market value of the shares on the date the repurchase right lapses, over (b) the purchase price, if any, paid for the shares. The participant may, however, elect under Section 83(b) of the Code to include as ordinary income in the year of issuance an amount equal to the excess of (a) the fair market value of the shares on the date of issuance, over (b) the purchase price, if any, paid for such shares. If the Section 83(b) election is made, the participant will not recognize any additional income as and when the repurchase right lapses. The participant and the Company will be required to satisfy certain tax withholding requirements applicable to such income. Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code, and the satisfaction of a tax reporting obligation, the Company will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the participant at the time the shares are issued. In general, the deduction will be allowed for the taxable year in which such ordinary income is recognized by the participant.

Upon disposition of the stock acquired upon the receipt of a restricted stock award, the participant will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon issuance (or vesting) of the stock. Such gain or loss will be long-term or short-term depending on whether the stock was held for more than one year.

Restricted Stock Unit Awards. No taxable income is recognized upon receipt of a restricted stock unit award. The participant will generally recognize ordinary income in the year in which the shares subject to that unit are actually vested and issued to the participant in an amount equal to the fair market value of the shares on the date of issuance. The participant and the Company will be required to satisfy certain tax withholding requirements applicable to such income. Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code, and the satisfaction of a tax reporting obligation, the Company will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the participant at the time the shares are issued. In general, the deduction will be allowed for the taxable year in which such ordinary income is recognized by the participant.

Stock Appreciation Rights. No taxable income is realized upon the receipt of a stock appreciation right. Upon exercise of the stock appreciation right, the fair market value of the shares (or cash in lieu of shares) received is recognized as ordinary income to the participant in the year of such exercise. Generally, with respect to employees, the Company is required to withhold from the payment made on exercise of the stock appreciation right or from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Generally, the Company will be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code, and the satisfaction of a tax reporting obligation) to an income tax deduction in the year in which such ordinary income is recognized by the participant.

Potential Limitation on Company Deductions. Section 162(m) of the Code denies a deduction to any publicly-held corporation for compensation paid to certain “covered employees” in a taxable year to the extent that compensation to each covered employee exceeds $1,000,000. It is possible that compensation attributable to awards, when combined with all other types of compensation received by a covered employee from the Company, may cause this limitation to be exceeded in any particular year. However, certain kinds of compensation, including qualified “performance-based compensation,” are disregarded for purposes of the deduction limitation.

In accordance with Treasury Regulations issued under Section 162(m) of the Code, compensation attributable to stock options and stock appreciation rights will qualify as performance-based compensation if (a) such awards are granted by a compensation committee comprised solely of “outside directors,” (b) the plan contains a per-employee limitation on the number of shares for which such awards may be granted during a specified period, (c) the per-employee limitation is approved by our stockholders, and (d) the exercise or strike price of the award is no less than the fair market value of the stock on the date of grant.

Compensation attributable to restricted stock awards, restricted stock unit awards, performance stock awards, and performance cash awards will qualify as performance-based compensation, provided that: (a) the award is granted by a compensation committee comprised solely of “outside directors,” (b) the award is granted (or vests) only upon the achievement of an objective performance goal established in writing by the compensation committee while the outcome is substantially uncertain, (c) the Compensation Committee certifies in writing prior to the grant or vesting of the award that the performance goal has been satisfied, and (d) prior to the grant of the award, stockholders have approved the material terms of the award (including the class of employees eligible for such award, the business criteria on which the performance goal is based, and the maximum amount, or formula used to calculate the amount, payable upon attainment of the performance goal).

PROPOSAL 3

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors has selected Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2006 and has further directed that management submit the selection of independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. Ernst & Young LLP has audited the Company’s financial statements since 1998. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither the Company’s bylaws nor other governing documents or law require stockholder ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm. However, the Board of Directors is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the selection of Ernst & Young LLP. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Shares represented by executed proxies will be voted, if no abstention or vote against is marked, for the ratification of Ernst & Young LLP as the Company’s independent registered public accounting firm.

INDEPENDENT AUDITORS’ FEES

The following table represents aggregate fees billed to the Company for fiscal years ended December 31, 2005 and December 31, 2004, by Ernst & Young, the Company’s principal accountant.

	Fiscal Year Ended
	2005	2004
Audit Fees	$390,281	$280,206
Audit-related Fees	—	—
Tax Fees	19,000	15,500
All Other Fees		—

Total Fees	$409,281	$295,706

Fees for audit services include fees associated with the annual audit and the reviews of the Company’s quarterly reports on Form 10-Q and compliance with the Sarbanes-Oxley Act of 2002. Audit fees in 2005 also included fees associated with the Company’s August 2005 terminated offering. Audit fees in 2004 also included fees associated with the review of filings by the Company of a Form S-3 and a Form S-8. Tax fees included tax compliance services.

All fees described above were pre-approved by the Audit Committee.

PRE-APPROVAL POLICIES AND PROCEDURES.

The Audit Committee has adopted a policy and procedures for the pre-approval of audit and non-audit services rendered by the Company’s independent registered public accounting firm, Ernst & Young, LLP. The policy generally pre-approves specified services in the defined categories of audit services, audit-related services and tax services up to specified amounts. Pre-approval may also be given as part of the Audit Committee’s approval of the scope of the engagement of the independent auditor or on an individual explicit case-by-case basis before the independent auditor is engaged to provide each service. The pre-approval of services may be delegated to one or more of the Audit Committee’s members, but the decision must be reported to the full Audit Committee at its next scheduled meeting.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF PROPOSAL 3.

SECURITY OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of the Company’s common stock as of March 15, 2006 by: (i) each director and nominee for director of the Company; (ii) each of the executive officers of the Company named in the Summary Compensation Table; (iii) all executive officers and directors as a group; and (iv) all those known by the Company to beneficially own more than 5% of the Company’s common stock.

Percentage of ownership is based on 29,372,144 shares of common stock outstanding as of March 15, 2006. Beneficial ownership is calculated based on Commission requirements. All shares of common stock subject to options currently exercisable or exercisable within 60 days after March 15, 2006 are deemed to be outstanding for the purpose of computing the percentage of ownership of the person holding such options, but are not deemed to be outstanding for computing the percentage of ownership of any other person. Unless otherwise indicated below, each stockholder named in the table has sole or shared voting and investment power with respect to all shares beneficially owned, subject to applicable community property laws. Unless otherwise indicated in the table, the address of each individual listed in the table is Kosan Biosciences Incorporated, 3832 Bay Center Place, Hayward, California 94545.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Total Outstanding Shares Beneficially Owned
Daniel V. Santi, M.D., Ph.D. (1)	4,172,452	14.0%
Samuel D. Isaly (2)	2,592,000	8.8%
OrbiMed Advisors LLC OrbiMed Capital LLC 767 Third Avenue, 30th Floor New York, NY 10017
Federated Investors, Inc. (3)	1,891,500	6.4%
Federated Investors Tower Pittsburgh, PA 15222
Wellington Management Company, LLP (4)	1,818,600	6.2%
75 State Street Boston, MA 02109
T. Rowe Price Associates, Inc. (5)	1,642,400	5.6%
100 E. Pratt Street Baltimore, MD 21202
Chaitan S. Khosla, Ph.D. (6)	1,630,677	5.5%
Bruce A. Chabner, M.D. (7)	24,500	*
Kevan Clemens, Ph.D.	—	*
Peter Davis, Ph.D. (8)	60,833	*
Jean Deleage, Ph.D. (9)	1,390,816	4.7%
Charles J. Homcy, M.D. (10)	21,000	*
Christopher T. Walsh, Ph.D. (11)	134,750	*
Robert G. Johnson, Jr., M.D., Ph.D. (12)	475,172	1.6%
Susan M. Kanaya (13)	263,746	*
Bruce E. MacMillan	—	*
All current directors and executive officers as a group (11 persons) (14)	3,894,894	12.9%

*	Less than one percent (1%)

(1)	Includes 3,673,142 shares held by Daniel V. Santi, Trustee of the Santi Revocable Trust, of which Dr. Santi has sole voting and investment power. Also includes 62,500 shares held by Daniel V. and
Soledad D. Santi, Trustees of the Santi Family Revocable Trust, of which Dr. Santi shares voting and investment power and 4,000 shares held by Soledad D. Santi, Dr. Santi’s spouse. Also includes 432,810 shares that Dr. Santi has the right to acquire pursuant to options exercisable within 60 days after March 15, 2006.

(2)	Based solely upon an amendment to Schedule 13G filed jointly on February 10, 2006 by OrbiMed Advisors LLC, OrbiMed Capital LLC and Samuel D. Isaly. According to the filing, OrbiMed Advisors LLC has shared voting and investment power over 1,430,700 shares, OrbiMed Capital LLC has shared voting and investment power over 1,161,300 shares and Samuel D. Isaly has shared voting and investment power over 2,592,000 shares.
(3)	Based solely upon the Schedule 13G filed jointly on February 14, 2006 by Federated Investors, Inc., the Voting Shares Irrevocable Trust, John F. Donahue, individually and as trustee of the Voting Shares Irrevocable Trust, Rhodora J. Donahue, individually and as trustee of the Voting Shares Irrevocable Trust, and J. Christopher Donahue, individually and as trustee of the Voting Shares Irrevocable Trust. According to the filing, each of Federated Investors, Inc. and the Voting Shares Irrevocable Trust have sole voting and investment power over the shares, and the trustees of the Voting Shares Irrevocable Trust have shared voting and investment power over the shares. Federated Investors, Inc., the Voting Shares Irrevocable Trust and each of the trustees of the Voting Shares Irrevocable Trust disclaim beneficial ownership of the shares.
(4)	Based solely upon a Schedule 13G or amendment to Schedule 13G filed by the stockholder on February 14, 2006. According to the filing, Wellington Management Company, LLP has shared voting power over 1,422,200 shares and shared investment power over 1,818,600 shares.
(5)	Based solely upon a Schedule 13G or amendment to Schedule 13G filed by the stockholder on February 14, 2006. According to the filing, T. Rowe Price Associates, Inc. has sole voting power over 313,900 shares and sole investment power over 1,642,400 shares. T. Rowe Price Associates, Inc. disclaims beneficial ownership of the shares.
(6)	Includes 1,466,933 shares held by Chaitan S. Khosla and Susanne E. Ebert-Khosla, Trustees of the Chaitan S. Khosla and Susanne E. Ebert-Khosla 1998 Inter Vivos Trust, of which Dr. Khosla shares voting and investment power. Also includes 111,250 shares that Dr. Khosla has the right to acquire pursuant to options exercisable within 60 days after March 15, 2006.
(7)	Includes 24,500 shares that Dr. Chabner has the right to acquire pursuant to options exercisable within 60 days after March 15, 2006.
(8)	Includes 56,833 shares that Dr. Davis has the right to acquire pursuant to options exercisable within 60 days after March 15, 2006.
(9)	Includes 1,238,422 shares held by Alta BioPharma Partners II, L.P. and 56,176 shares held by Alta Embarcadero BioPharma Partners II, LLC. Dr. Deleage is a managing director of Alta BioPharma Management Partners II, LLC (which is the general partner of Alta BioPharma Partners II, L.P.) and a manager of Alta Embarcadero BioPharma Partners II, LLC. Thus, Dr. Deleage may be deemed to share voting and investment power for the shares held by the foregoing funds. Dr. Deleage disclaims beneficial ownership of such shares except to the extent of his proportionate pecuniary interests therein. Also includes 37,250 shares that Dr. Deleage has the right to acquire pursuant to options exercisable within 60 days after March 15, 2006.
(10)	Includes 21,000 shares that Dr. Homcy has the right to acquire pursuant to options exercisable within 60 days after March 15, 2006.
(11)	Includes 74,750 shares that Dr. Walsh has the right to acquire pursuant to options exercisable within 60 days after March 15, 2006.
(12)	Includes 409,684 shares that Dr. Johnson has the right to acquire pursuant to options exercisable within 60 days after March 15, 2006 and 1,000 shares held by Margaret Liu, Dr. Johnson’s spouse.
(13)	Includes 164,893 shares that Ms. Kanaya has the right to acquire pursuant to options exercisable within 60 days after March 15, 2006.
(14)	Includes shares pursuant to notes (6) through (12) above. Total number of shares includes 892,413 shares issuable upon the exercise of options within 60 days of March 15, 2006.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file with the Commission initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by Commission regulation to furnish the Company with copies of all Section 16(a) forms they file.

To the Company’s knowledge, based solely upon a review of such reports furnished to the Company, and written representations from the Company’s executive officers, directors and ten percent stockholders, the Company believes that all Section 16(a) filing requirements were complied with during the Company’s fiscal year ended December 31, 2005.

BOARD AND EXECUTIVE COMPENSATION

DIRECTOR COMPENSATION

Each non-employee director receives an annual retainer of $20,000 and a fee of $1,500 for each Board meeting attended ($750 for attendance by telephone). Members of the Audit, Compensation, and Corporate Governance and Nominating Committees are each paid an annual retainer of $5,000 and a fee of $1,000 for each meeting attended (plus $500 for serving as a committee chairman). Effective July 2005, the members of the Strategic Advisory Committee are each paid a fee of $2,000 for each meeting attended, and the committee chairman is paid an annual retainer of $25,000, but is not paid any fee for meetings attended. In the event that a Board meeting and a Board committee meeting, other than a Strategic Advisory Committee meeting, fall on the same day, committee members receive a fee for attending the Board meeting only. Effective January 2006, the lead independent director receives an annual retainer of $5,000. Dr. Davis is our lead independent director. Non-employee directors are also eligible for reimbursement of expenses incurred in connection with attending Board and committee meetings. In the fiscal year ended December 31, 2005, the total compensation paid to non-employee directors for director-related services was $258,250.

Non-employee directors are entitled to participate in our 2000 Non-Employee Directors’ Stock Option Plan (the “Directors’ Plan”). The Directors’ Plan was adopted by our Board in March 2000 and approved by our stockholders in August 2000, and was effective upon the closing of our initial public offering. The Directors’ Plan has a term of ten years, unless terminated sooner by the Board. As of March 15, 2006, a total of 500,000 shares of our common stock have been reserved for issuance under the Directors’ Plan. In May 2002, our stockholders approved proposed amendments to the Directors’ Plan to increase the number of options that may be granted to each non-employee director and to adjust the date of grant and the term over which shares vest. Under the Directors’ Plan, each non-employee director who becomes a director will be automatically granted on the date on which such person first becomes a director, a non-statutory stock option to purchase 20,000 shares of common stock that vests over four years. Beginning with the 2002 Annual Stockholders Meeting and each year thereafter, each non-employee director will automatically be granted, one day following each year’s annual meeting of stockholders, a non-statutory option to purchase 5,000 shares of common stock that will vest one day before the annual meeting of stockholders subsequent to the date of grant. In addition, the Directors’ Plan provides for automatic and non-discretionary annual option grants to certain non-employee directors who serve on certain committees of the Board as follows: 1,000 shares of common stock for agreeing to serve as a member of the Audit and/or Compensation and/or Corporate Governance and Nominating Committees or 2,000 shares of common stock for agreeing to serve as the Chairman of any such committee. On May 26, 2005, we granted an option to purchase 5,000 shares of common stock to each non-employee director. In addition, we granted an option to purchase 2,000 shares of common stock to each of Drs. Deleage, Davis and Walsh in connection with their service as the Chairman of our Audit, Compensation and Corporate Governance and Nominating Committee, respectively. For their service as members of the Audit Committee, we granted an option to purchase 1,000 shares of common stock to each of Drs. Davis and Homcy. For their service as members of the

Compensation Committee, we granted an option to purchase 1,000 shares of common stock to each of Drs. Deleage and Walsh. For their service as members of the Corporate Governance and Nominating Committee, we granted an option to purchase 1,000 shares of common stock to each of Drs. Chabner, Davis and Deleage. In 2005, options granted to Drs. Chabner, Davis, Deleage, Homcy, Khosla and Walsh under the Directors’ Plan were granted at an exercise price of $4.55, the fair market value of the stock subject to the option at the date of grant. As of March 15, 2005, no options had been exercised under the Directors’ Plan.

EXECUTIVE OFFICERS

Executive officers are appointed annually by the Board and serve at the discretion of the Board. Set forth below are the names of, and certain biographical information concerning, the executive officers of the Company, as of March 31, 2006:

Name	Age	Position
Robert G. Johnson, Jr., M.D., Ph.D.	54	Chief Executive Officer
Margaret A. Horn, J.D.	43	Senior Vice President, Legal and Corporate Development, General Counsel and Secretary
Peter J. Licari, Ph.D.	42	Senior Vice President, Manufacturing and Operations
Pieter B.M.W.M. Timmermans, Ph.D.	56	Senior Vice President, Drug Discovery and Preclinical Research
David L. Johnson	52	Principal Accounting Officer and Principal Financial Officer

Robert G. Johnson, Jr., M.D., Ph.D., has served as our Chief Executive Officer since February 2006. From April 2004 to February 2006, Dr. Johnson was our Executive Vice President, Development, and Chief Medical Officer. From January 2002 to April 2004, Dr. Johnson served as Senior Vice President, Medical Affairs and Corporate Development, and in January 2003, he was also named our Chief Medical Officer. From September 2000 to January 2002, Dr. Johnson served as Vice President, Medical Affairs and Corporate Development. From 1998 to September 2000, Dr. Johnson was employed by Chiron Corporation, where he served as Vice President, Pharmacology and Preclinical Affairs through 1999 and most recently as Vice President, Corporate Development. From 1991 to 1998, Dr. Johnson was Director of Pharmacology at Merck & Co., Inc. In addition, Dr. Johnson was a member of the faculty at the University of Pennsylvania from 1987 to 1991 and at Harvard Medical School from 1985 to 1987. Dr. Johnson received a B.A. and a Ph.D. in biophysics and an M.D. from the University of Pennsylvania.

Margaret A. Horn, J.D., has served as our Senior Vice President, Legal and Corporate Development and General Counsel since December 2005 and Secretary, since January 2006. Ms. Horn served as the Senior Vice President, General Counsel and Secretary of Genencor International, Inc., a biotechnology company, from June 2004 until October 2005. Ms. Horn joined Genencor in 1991 and served in various capacities, including Vice President, Assistant General Counsel from 1996 until 2004 and General Patent Counsel from 1992 until 1996. Prior to joining Genencor in 1991, Ms. Horn was employed by E.I. du Pont de Nemours and Company in various legal positions including patent counsel to its medical products division. Ms. Horn received a B.S. in pharmacy from the Philadelphia College of Pharmacy & Science and a J.D. from Villanova University School of Law.

Peter J. Licari, Ph.D., has served as our Senior Vice President, Manufacturing and Operations since February 2006. Dr. Licari joined Kosan in 1998 and served in various capacities, including Vice President, Process Sciences from 2001 until February 2006 and Executive Director, Process Sciences from 2000 to 2001. Prior to joining Kosan in August 1998, Dr. Licari was Director, Vaccine Manufacturing and Development at Massachusetts Biologic Laboratories, where he managed the manufacturing and development of licensed and investigational vaccines. From 1993 to 1996, Dr. Licari served as Senior Scientist at BASF Bioresearch Corporation, where he managed the fermentation process development group responsible for the production of proteins from animal cells, insect cells, yeast and bacteria. From 1992 to 1993, Dr. Licari served as an Engineering Associate at Merck & Co., Inc. Dr. Licari received a B.S. and M.S. in Chemical Engineering from Tufts University, a Ph.D. in Chemical Engineering from the California Institute of Technology and an M.B.A. from Pepperdine University.

Pieter B.M.W.M. Timmermans, Ph.D., has served as our Senior Vice President, Drug Discovery and Preclinical Development since February 2006. He served as our Senior Vice President, Preclinical Development from January 2005 to February 2006. From August 2004 to January 2005, Dr. Timmermans served as Vice President, Pharmacology and Preclinical Development at Amgen Inc., a biopharmaceutical company, subsequent to its acquisition of Tularik Inc., a biotechnology company. From 1997 to 2004, Dr. Timmermans held the same position at Tularik. Previously, he served in various management positions at The DuPont Merck Pharmaceutical Company and E.I. du Pont de Nemours & Company. He also was Associate Professor in Pharmacology at the University of Amsterdam. The author of more than 580 scientific publications, Dr. Timmermans received a B.S. in chemistry, mathematics, physics and biology and a Ph.D. in molecular pharmacology from Leiden State University in the Netherlands.

David L. Johnson has served as our Principal Accounting Officer and Principal Financial Officer since February 2006 and in a consulting capacity since January 2006. He has been a consultant providing financial management services to various clients on an interim or project basis since December 2002. From January 2000 to November 2002, Mr. Johnson was Chief Financial Officer of Pain Therapeutics, Inc., a biopharmaceutical company that specializes in developing drugs for use in pain management. Mr. Johnson received a B.S. in Accounting from Oklahoma State University.

EXECUTIVE COMPENSATION

The following table sets forth information concerning compensation that we paid during the years ended December 31, 2005, 2004 and 2003 to our former Chief Executive Officer and to our three other most highly compensated executive officers who received salary and bonus compensation of more than $100,000 during 2005. These individuals are referred to as the “Named Executive Officers.” All option grants were made under our 1996 Stock Option Plan.

SUMMARY COMPENSATION TABLE

		Annual Compensation				Long-Term Compensation	All Other Compensation(1) ($)
Name and Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)		Securities Underlying Options (#)
Robert G. Johnson, Jr., M.D.,	2005	350,000	75,000			52,500	635
Ph.D. (2)	2004	326,859	75,000	163,223	(3)	70,000	673
Chief Executive Officer	2003	290,000	73,000	120,000	(3)	210,000	9,135

Daniel V. Santi, M.D., Ph.D. (4).	2005	425,000	105,000			78,750	1,821
Former Chairman and	2004	400,000	105,000	—		105,000	1,897
Chief Executive Officer	2003	345,000	121,000	—		145,000	1,821

Susan M. Kanaya (5).	2005	292,000	57,000	—		37,500	276
Former Senior Vice	2004	275,000	56,000	—		50,000	288
President, Finance, Chief Financial Officer and Secretary	2003	250,000	63,000	—		50,000	276

Bruce E. MacMillan (6)	2005	134,657	—	21,000		—	344
Former Senior Vice	2004	130,038	22,000	—		222,500	156
President, General Counsel and Secretary	2003	—	—	—		—	—

(1)	Includes term life insurance premiums, paid by the Company on behalf of the Named Executive Officers.
(2)	Dr. Johnson was named Chief Executive Officer in February 2006. Previously, he served as the Company’s Executive Vice President, Development and Chief Medical Officer. All Other Compensation also includes $8,500 in the form of housing allowances paid in 2003.
(3)	Includes amounts forgiven relating to a promissory note and $58,353 in tax gross-up payments paid by the Company in accordance with the original terms of the loan agreement.
(4)	Dr. Santi resigned as Chairman and Chief Executive Officer of the Company in February 2006.
(5)	Ms. Kanaya resigned as Senior Vice President, Finance, Chief Financial Officer and Secretary effective January 2006.
(6)	Mr. MacMillan joined Kosan in June 2004 and resigned effective July 2005. Other Annual Compensation includes $21,000 in the form of severance.

STOCK OPTION GRANTS AND EXERCISES

The following table sets forth summary information regarding the option grants made during the fiscal year ended December 31, 2005 to each of the Named Executive Officers. The exercise price per share was equal to the fair market value of our common stock on the date of grant, except that the exercise price per share for options granted to Dr. Santi was equal to 110% of the fair market value of our common stock on the date of grant. The percentage of total options granted to employees was calculated based on options to purchase an aggregate of 897,000 shares of common stock granted to employees under our 1996 Stock Option Plan in 2005. The potential realizable value was calculated based on the ten-year term of the options and assumed rates of stock appreciation of 5% and 10%, compounded annually from the date the options were granted to their expiration dates based on the fair value of the common stock on the date of grant. These assumed rates of appreciation comply with the rules of the Commission and do not represent our estimate of our future stock price. For our employees and officers, 25% of the option grant generally vests on the one-year anniversary of employment, and the remainder vests in a series of equal monthly installments beginning on the one-year anniversary of employment and continuing over the next three years of service. Subsequent option grants generally vest in a series of equal monthly installments over a four-year period.

	Individual Grants				Potential Realizable Value at Assumed Annual Rates of Stock Appreciation for Options Terms
Name	Number of Securities Underlying Options Granted(#)	Percent of Total Options Granted to Employees in Fiscal Year 2005 (%)	Exercise Price ($/Sh)	Expiration Date
					5% ($)	10% ($)
Robert G. Johnson, Jr., M.D., Ph.D.	52,500	5.9	7.21	12/2/2015	238,052	603,271
Daniel V. Santi, M.D., Ph.D.	78,750	8.8	7.93	12/2/2015	392,737	995,272
Susan M. Kanaya	37,500	4.2	7.21	12/2/2015	170,037	430,908
Bruce E. MacMillan	—	—	—	—	—	—

OPTION VALUES AT DECEMBER 31, 2005

The following table sets forth the number and value of securities underlying unexercised options that are held by each of the Named Executive Officers as of December 31, 2005. Options granted to purchase shares of our common stock under our 1996 Stock Option Plan are exercisable pursuant to the vesting schedule of each specific grant. Amounts shown in the value realized column were calculated based on the difference between the option exercise price and the fair value of the common stock on the date of exercise, without taking into account any taxes that may be payable in connection with the transaction, multiplied by the number of shares of common stock acquired on exercise.

Name	Shares Acquired On Exercise(#)	Value Realized($)	Number of Securities Underlying Unexercised Options at December 31, 2005(#)		Value of Unexercised In-the-Money Options at December 31, 2005($)(1)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Robert G. Johnson, Jr., M.D., Ph.D.	—	—	372,499	175,001	—	—
Daniel V. Santi, M.D., Ph.D.	—	—	391,874	256,876	—	—
Susan M. Kanaya	—	—	161,562	120,938	—	—
Bruce E. MacMillan	—	—	55,156	—	—	—

(1)	The value of unexercised in-the-money options is calculated based on the difference between the closing price of our common stock ($4.44) on December 31, 2005 as reported on The Nasdaq National Market and the exercise price for these shares, multiplied by the number of shares underlying the option.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table provides certain information with respect to all of our equity compensation plans in effect as of December 31, 2005:

Equity Compensation Plan Information

Plan Category	Number of securities to be issued upon exercise of outstanding options	Weighted-average exercise price of outstanding options	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders:
1996 Stock Option Plan	4,673,097	$7.52	1,171,358
2000 Non-Employee Directors’ Stock Option Plan	229,500	8.62	170,500
2000 Employee Stock Purchase Plan	N/A	N/A	1,673
Equity compensation plans not approved by security holders:
None	—	—	—

Total	4,902,597	$7.57	1,343,531

EMPLOYMENT, SEVERANCE AND CHANGE OF CONTROL AGREEMENTS

See “Certain Relationships and Related Transactions.”

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION1

The Compensation Committee of the Board of Directors in 2005 was composed of Drs. Davis (Chairman), Homcy and Walsh. The purpose of the Committee is to act on behalf of the Board in fulfilling the Board’s responsibilities to oversee the Company’s compensation policies, plans and programs, and to review and determine the compensation to be paid to the Company’s executive officers.

The Committee has furnished the following report on executive compensation. This report is being included pursuant to the Securities and Exchange Commission rules designed to enhance disclosure of public companies’ executive compensation policies. This report addresses the Company’s policies for 2005 as they affected its Chief Executive Officer and its other executive officers, including the named executive officers in this Proxy Statement.

COMPENSATION PHILOSOPHY

The goals of the Company’s compensation program are to align compensation with business objectives and performance that are expected to lead to the creation of value for its stockholders and to enable the Company to attract, retain and motivate executive officers and other key employees who contribute to its long-term success. The program is designed to accomplish this by providing appropriate levels of risk and reward, assessed on a relative basis at all levels within the Company and in proportion to individual contribution and performance. Key elements of this philosophy are:

•	The Company seeks to pay competitively with other biotechnology companies with which it competes for talent. To ensure that the Company’s pay is competitive, the Committee compares the Company’s pay practices with a representative group of companies that the Committee determines are in the same or similar business as the Company and that have achieved a level of success similar to the Company and sets its pay parameters based on this review. The Committee believes compensation for the Company’s executive officers is within the range of compensation paid to executives with comparable qualifications, experience and responsibilities who are with the peer group of companies identified by the Committee. The Committee also strives to achieve equitable relationships both among the compensation of individual officers and between the compensation of officers and other employees throughout the Company.

•	The Company provides significant equity-based incentives for executives and other key employees to ensure that they are motivated over the long term to respond to the Company’s business challenges and opportunities as owners and not just as employees.

EXECUTIVE COMPENSATION

The Committee’s objective is to set executive compensation at levels that closely approximate the market average when compared to comparable companies in the biotechnology industry. The primary components of executive compensation are base salary, cash bonuses and long-term equity incentives. The Company also offers to its executive officers participation (with all other eligible employees of the Company) in its 401(k) plan, and certain other benefits available generally to employees of the Company.

Salary. The Committee annually reviews and recommends to the Board the base salary of each of the Company’s executive officers. When reviewing and recommending salaries, the Committee considers individual and corporate performance, levels of responsibility, prior experience, breadth of knowledge and competitive pay practices. In approving salary levels for executive officers (other than the CEO), the Committee considers, but does not rely exclusively on, the evaluation and recommendations of the Company’s CEO.

1 The material in this report is not “soliciting material,” is not deemed “filed” with the Commission and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended (the “Securities Act”) or Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation by reference language contained in such filing.

Cash Bonuses. The Committee annually reviews the appropriateness of executive officer cash bonuses and makes recommendations to the Board with respect to cash bonuses. Payment of cash bonuses is based on the accomplishment of specific corporate objectives set at the beginning of the year and an assessment of each individual officer’s personal performance during the year. The Committee considers a mix of factors and evaluates individual performance against that mix both in absolute terms and in relation to other company executives.

Equity Incentives. The Company’s equity incentive program includes the 1996 Stock Option Plan and the 2000 Employee Stock Purchase Plan. The Company’s option program utilizes vesting periods (generally four years) to encourage employees to continue in its employ. Through option grants, executives receive significant equity incentives to build long-term stockholder value. Under the incentive plan, grants are made at 100% of fair market value on the date of grant. Grants made to employees who own stock representing more than 10% of the voting power of all classes of stock of the Company are granted at 110% of fair market value on the date of grant. Executives receive value from these grants only if the Company’s common stock appreciates over the long term. The size of option grants is determined based on competitive practices in the biotechnology industry and the Company’s philosophy of significantly linking executive compensation with stockholder interests. The Committee believes that this approach creates an appropriate focus on longer-term objectives and promotes executive retention. In determining the number of shares subject to an option to be granted to an executive officer, the Committee takes into account the officer’s position and level of responsibility, the officer’s performance, the officer’s existing stock and unvested option holdings and the competitiveness of the officer’s overall compensation arrangements, including stock options. Option grants may also be made to new executives upon commencement of employment and, on occasion, to executives in connection with a significant change in job responsibility. The Board granted options to purchase an aggregate of 318,750 shares of the Company’s common stock to its executive officers in 2005 at a weighted average exercise price of $7.39 per share.

The Company established the employee stock purchase plan both to encourage employees to continue in its employ and to motivate employees through ownership interest. Under the purchase plan, employees, including officers who own less than 5% of the total combined voting power or value of capital stock of the Company, may have up to 15% of their earnings withheld for purchases of the Company’s common stock on certain dates specified by the Board. The price of common stock purchased will be equal to 85% of the lower of the fair market value of the common stock on the relevant purchase date or commencement date of the relevant offering period. The initial offering period under the purchase plan commenced on October 5, 2000, and there were two purchases during the 2005 fiscal year.

For each of these three elements, Kosan’s practice has been to examine peer group compensation practices and place Kosan executive officer compensation appropriately, based on individual and Company performance relative to the peer group. The peer group is reviewed annually by the Committee, and adjustments are made as necessary so that the group continues to properly reflect the market in which Kosan competes for talent. The peer group against which the Committee evaluated the compensation of Kosan’s executive officers in 2005 included biopharmaceutical and biotechnology companies that the Committee believes are in the same or similar business as the Company and that have achieved a level of success similar to the Company.

The Committee reviews the executive pay practices of these peer companies as reported in industry surveys, public filings and reports from compensation consulting firms. This information is considered when making recommendations for each element of compensation.

FEDERAL TAX CONSIDERATIONS

Section 162(m) of the Internal Revenue Code limits the Company to a deduction for federal income tax purposes of no more than $1 million of compensation paid to certain executive officers in a taxable year. Compensation above $1 million may be deducted if it is “performance-based compensation” within the meaning of the code.

The statute containing this law and the applicable Treasury regulations offer a number of transitional exceptions to this deduction limit for pre-existing compensation plans, arrangements and binding contracts. As a result, the Committee believes that at the present time, it is quite unlikely that the compensation paid to any executive officer in a taxable year that is subject to the deduction limit will exceed $1 million. Therefore, the Committee has not yet established a policy for determining which forms of incentive compensation awarded to the Company’s executive officers shall be designed to qualify as “performance-based compensation.” The Committee intends to continue to evaluate the effects of the statute and any applicable Treasury regulations and to comply with code section 162(m) in the future to the extent consistent with the Company’s best interests.

CHIEF EXECUTIVE OFFICER COMPENSATION

The Committee used the procedures and criteria described above in setting the base salary, cash bonus and equity incentives that comprised Dr. Santi’s compensation for fiscal year 2005. The Committee worked with the full Board to align Dr Santi’s compensation with goals designed to advance the Company’s programs, establish the priorities consistent with building long-term stockholder value and build an effective organization. In December 2005, the Committee reviewed progress against these goals and recommended a stock option and cash bonus grant to Dr Santi for his performance in 2005 and a salary adjustment effective January 1, 2006. The Committee considered that 2005 was a year of important progress for the Company as it evolved into a mid-stage cancer company with two drug candidates in Phase II clinical development. In its Hsp90 inhibitor program, the Company advanced its proprietary formulation of 17-AAG, KOS-953, into Phase II clinical trials. The Company also initiated a Phase I clinical trial of KOS-1022 under its own Investigational New Drug application, or IND. In its epothilone program, in collaboration with Roche, the Company advanced KOS-862 in Phase II and Ib clinical trials for metastatic breast cancer, and the Company initiated a second Phase I clinical trial for KOS-1584. The Company also selected KOS-2187 as a clinical product candidate in its motilin receptor agonist program. Further, the Company ended the year with a cash balance of approximately $55 million. Interim testing indicated that internal controls over financial reporting would be effective at year-end. The Committee balanced the achievement of these key corporate objectives, which reflected well on Dr Santi’s leadership, with the remaining challenges for Dr. Santi and the Company in 2006 and beyond in recommending to the Board that Dr. Santi receive a stock option grant and cash bonus at approximately 70% of the maximum potential allocations established during the goal setting process at the beginning of 2005. The cash bonus award paid to Dr. Santi in December 2005 for his services in 2005 was $105,000, and he received a stock option grant under the 1996 Stock Option Plan to purchase 78,750 shares, with vesting commencing January 1, 2006. Dr. Santi’s compensation for 2005 is set forth in the Summary Compensation Table. Dr. Santi’s 2006 annual salary was set at $445,000, an increase of approximately 5% over 2005. In addition, Dr. Santi’s 2006 cash bonus target was increased from 35% to 45% of his annual salary. With these increases, Dr. Santi’s salary and cash bonus target were each at approximately the 50th percentile of the salary and bonus target range for CEOs in the peer group identified by the Committee.

In February 2006, Dr. Santi resigned as the Company’s Chief Executive Officer and was replaced by Dr. Johnson. Dr. Johnson’s compensation for 2005 is set forth in the Summary Compensation Table. In connection with Dr. Johnson’s appointment as the Company’s Chief Executive Officer, he was granted an option under the 1996 Stock Option Plan to purchase 25,000 shares. The Company also increased Dr. Johnson’s 2006 cash bonus target from 30% to 45% of his annual salary, the same percentage target the Committee had set for Dr. Santi. Dr. Johnson’s 2006 annual salary of $365,000 was not increased.

CONCLUSION

Through the plans described above, a significant portion of the Company’s compensation program and Dr. Santi’s compensation are contingent on the Company’s performance, and realization of benefits is closely linked to increases in long-term stockholder value. The Company remains committed to this philosophy of pay for performance, recognizing that the competitive market for talented executives and the volatility of its business may result in highly variable compensation for a particular time period.

Compensation Committee

Peter Davis, Ph.D., Chairman

Charles Homcy, M.D.

Christopher Walsh, Ph.D.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

As noted above, the Compensation Committee of the Board is comprised of three non-employee directors: Drs. Davis, Homcy and Walsh. None of the members of the Compensation Committee is currently, or has ever been at any time since our formation, an officer or employee of the Company. No executive officer of the Company has served as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board or Compensation Committee.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS1

The Committee.    The members of the Audit Committee of the Board of Directors in 2005 were: Jean Deleage, Ph.D. (Chairman), Peter Davis, Ph.D. and Charles Homcy, M.D. Each current member of the Committee is an independent director as defined by the current listing standards of The Nasdaq Stock Market, Inc. and Section 10A of the Securities Exchange Act of 1934. Pursuant to a charter originally adopted on June 2, 2000 and most recently amended on February 23, 2005, the purpose of the Committee is to act on behalf of the Board in fulfilling the Board’s oversight responsibilities with respect to the Company’s corporate accounting and financial reporting processes, the systems of internal accounting and financial controls and audits of financial statements, the quality and integrity of the Company’s financial statements and reports and the qualifications, independence and performance of the firm or firms of certified public accountants engaged as the Company’s independent registered public accounting firm for the purpose of preparing or issuing an audit report or performing other audit, review or attest services.

Committee Report.    It is the responsibility of the Company’s management to prepare the Company’s financial statements and periodic reports and the responsibility of the independent registered public accounting firm to audit those financial statements. The Committee’s responsibility is to monitor and oversee these processes. Based on the foregoing, the following is the report of the Audit Committee with respect to the Company’s audited financial statements for fiscal year ended December 31, 2005.

In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements included in the Annual Report on Form 10-K with management, including a discussion of the quality, as well as the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity and completeness of disclosures in the financial statements. The Audit Committee discussed with Kosan’s independent registered public accounting firm the overall scope and plans for its audit. The Audit Committee met

1 The material in this report is not “soliciting material,” is not deemed “filed” with the Commission and is not to be incorporated by reference into any filing of the Company under the Securities Act or Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation by reference language contained in such filing.

with the independent registered public accounting firm, with and without management present, to discuss the results of its audit and quarterly reviews, its evaluation of the Company’s internal controls and the overall quality of the Company’s financial reporting.

The Committee also has discussed with Ernst & Young LLP matters relating to the independent registered public accounting firm’s judgments about the quality, as well as the acceptability, of the Company’s accounting principles as applied in its financial reporting as required by Statement of Auditing Standards No. 61 (Communications with Audit Committees). In addition, the Committee has discussed with Ernst & Young LLP the independence of Ernst & Young LLP from management and the Company and has received from and reviewed with Ernst & Young LLP the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). The Committee has reviewed and considered the compatibility of Ernst & Young’s performance of non-audit services with the maintenance of Ernst & Young LLP’s independence as the Company’s independent registered public accounting firm. The Committee has concluded that Ernst & Young LLP is independent from the Company and its management.

Based on the Committee’s review and discussions referred to above, the Committee recommended to the Company’s Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005 for filing with the Securities and Exchange Commission. The Audit Committee has also recommended, subject to stockholder ratification, the retention of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2006.

Audit Committee

Jean Deleage, Ph. D., Chairman

Peter Davis, Ph.D.

Charles Homcy, M.D.

COMPANY STOCK PRICE PERFORMANCE

The following graph shows the total stockholder return of an investment of $100 in cash on December 29, 2000 (the last trading day for the fiscal year ended December 31, 2000) through December 31, 2005, the last date of trading of the 2005 fiscal year for (i) the Company’s common stock, (ii) the Nasdaq Stock Market (U.S.) Index and (iii) the Nasdaq Pharmaceutical Index. All values assume reinvestment of the full amount of all dividends.

COMPARISON OF QUARTERLY CUMULATIVE RETURN

FOR KOSAN BIOSCIENCES INCORPORATED, THE NASDAQ STOCK MARKET (U.S.) INDEX

AND THE NASDAQ PHARMACEUTICAL INDEX1

1 The material in this report is not “soliciting material,” is not deemed “filed” with the Commission and is not to be incorporated by reference into any filing of the Company under the Securities Act or Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation by reference language contained in such filing.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Since January 1, 2005, there has not been, nor is there currently proposed, any transaction or series of similar transactions to which the Company was or is to be a party in which the amount involved exceeds $60,000 and in which any current director, executive officer or holder of more than 5% of the Company’s common stock had or will have a direct or indirect interest other than compensation arrangements described under the caption “Executive Compensation,” and the transactions described below.

EMPLOYMENT, SEVERANCE AND CHANGE OF CONTROL AGREEMENTS AND EXECUTIVE OFFICER LOANS

We require each of our employees to enter into a confidentiality agreement prohibiting the employee from disclosing any of our confidential or proprietary information. At the time of commencement of employment, our employees also generally sign offer letters specifying basic terms and conditions of employment.

In March 2006, we entered into a Separation and Consulting Agreement with Daniel V. Santi, M.D., Ph.D., which was effective as of February 13, 2006, in connection with his resignations as the Chief Executive Officer, Chairman of the Board, and a member of the Board. The agreement provides for a cash severance payment of approximately $690,600 to Dr. Santi, as well as payment by us of Dr. Santi’s health insurance premiums to continue Dr. Santi’s group health care coverage pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, or COBRA, until the earlier of August 31, 2007 or the date on which Dr. Santi becomes eligible for health insurance coverage from another employer.

Under the terms of the agreement, we also engaged Dr. Santi as a consultant to provide consulting services of at least eight hours per month, beginning February 14, 2006, when and if requested by us. Under the terms of the agreement, Dr. Santi will be compensated for his consulting services at a rate of $325 per hour, and any stock options held by Dr. Santi will continue to vest so long as he continues to provide consulting services to us. Dr. Santi will be prohibited from engaging in specified competing activities during the consulting relationship. Dr. Santi’s consulting relationship will terminate on the earliest of certain events, including but not limited to: (i) the date on which the consulting relationship is terminated by us due to any material breach by Dr. Santi of the agreement or other specified obligations to us; (ii) the date on which we terminate the consulting relationship at our discretion, which may not occur prior to February 13, 2008; (iii) the date on which Dr. Santi terminates the consulting relationship at his discretion; or (iv) the date on which Dr. Santi and we mutually agree to terminate the consulting relationship.

In addition, the agreement provides that, for the longer of either (a) February 13, 2007, or (b) the date upon which Dr. Santi’s total beneficial ownership of our common stock constitutes less than 10% of our outstanding common stock, Dr. Santi will be subject to lock-up restrictions with respect to the sale, transfer, assignment or other disposal of our common stock that he owns to the same extent as our directors and officers in connection with any public or other offering of our common stock, provided that, such lock-up restrictions shall not exceed 90 days duration and Dr. Santi’s shares shall be subject to no more than one lock-up in any period of 180 consecutive days, and provided, further, that no lock-up restrictions shall apply to any sale of common stock pursuant to a plan adopted under Rule 10b5-1 of the Exchange Act that is in effect prior to the date that lock-up restrictions are requested. In addition, the agreement provides that Dr. Santi will not sell or otherwise transfer any shares of our common stock prior to April 14, 2006, including any sales or transfers under a Rule 10b5-1 plan. Moreover, the agreement provides that for the longer of either (a) February 13, 2007, or (b) the date upon which Dr. Santi’s total beneficial ownership of our common stock constitutes less than 10% of our outstanding common stock, Dr. Santi will provide us with at least 5 business days advance notice of any sale or other transfer of more than 10,000 shares of our common stock and, if requested by us, Dr. Santi will consult with us in connection with the disposition of such shares.

In addition to the above provisions, the agreement contains a general release of all known and unknown claims by Dr. Santi in favor of us, our employees, successors and assigns, and other specified persons, and the agreement contains a general release of all known and unknown claims by us in favor of Dr. Santi, his successors and assigns, and other specified persons, with the exception of claims concerning certain subject areas specified in the agreement.

In February 2006, the Compensation Committee of the Board approved a Change in Control and Severance Benefit Agreement, or Change in Control Agreement. The Change in Control Agreement provides for the payment of certain benefits to our executive officers, if at any time within one month prior to, or 18 months following, a Change in Control (as defined in the Change in Control Agreement), the executive officer’s employment with us is terminated by means of either a Constructive Termination or an Involuntary Termination Without Cause (as such terms are defined in the Change in Control Agreement). Benefits under the Change in Control Agreement include a lump sum cash payment, acceleration of vesting and exercisability of outstanding options to purchase our common stock, payment of premiums under COBRA and additional payments to cover certain taxes.

In June 2005, we entered into a letter agreement with Bruce E. MacMillan, our former Senior Vice President, General Counsel and Secretary, with respect to Mr. MacMillan’s resignation from employment with the Company effective July 1, 2005. The letter agreement provided, among other provisions, for severance payments to Mr. MacMillan in the form of continuation of his base salary for up to one (1) month, a consulting period of up to six (6) months and the continued vesting during the consulting period of an option to purchase 22,500 shares of the Company’s common stock previously granted to Mr. MacMillan.

In September 2000, we entered into an employment agreement with Robert G. Johnson, Jr., M.D., Ph.D. Pursuant to the terms of the agreement, in the event of involuntary termination of Dr. Johnson’s employment other than for Cause (as defined in the agreement), Dr. Johnson is entitled to receive separation pay in the form of a continuation of his base salary for a period of six months following the effective date of termination. Our obligation to continue to pay Dr. Johnson’s base salary ceases in the event Dr. Johnson commences full-time employment with another business entity.

CONSULTING AGREEMENTS

In January 2006, the Company entered into a consulting agreement with Susan M. Kanaya, our former Senior Vice President, Finance, Chief Financial Officer and Secretary. Pursuant to the consulting agreement, Ms. Kanaya agreed to provide the Company with general consulting services, as requested from time to time by the Company, at an hourly rate of $250 per hour. In addition, Ms. Kanaya will have the right to exercise any Company stock options that were vested as of January 1, 2006 until 30 days after termination of the consulting agreement. The vesting of all Company stock options ceased as of January 1, 2006, and Ms. Kanaya’s option on all unvested shares terminated as of such date. The term of the consulting agreement is one year, but the agreement may be sooner terminated by either party at any time upon 30 days written notice to the other party, or in the event of an uncured breach by the other party.

In December 1998, we entered into an amended and restated consulting agreement with our co-founder and director, Chaitan S. Khosla, Ph.D. Under the terms of this agreement, Dr. Khosla was entitled to receive consulting fees of not less than $100,000 per year and was granted an option to purchase 195,000 shares of our common stock at an exercise price of $0.37 per share, which vested over a four-year period. Total consulting fees paid to Dr. Khosla totaled $140,000 in 2005, $140,000 in 2004, $140,000 in 2003 and $138,883 in 2002. Dr. Khosla’s consulting agreement expired on March 1, 2006.

INDEMNIFICATION AGREEMENTS

We have entered into indemnification agreements with Drs. Chabner, Davis, Deleage, Homcy, Johnson, Khosla, Santi and Walsh, Mr. MacMillan and Ms. Kanaya. We intend to enter into indemnification agreements with all of our directors and officers for the indemnification of those persons to the full extent permitted by law. We also intend to execute these agreements with our future directors and officers.

STOCK OPTIONS

Stock option grants to our executive officers and directors are described herein under the captions “Director Compensation,” “Executive Compensation” and “Stock Option Grants and Exercises.”

HOUSEHOLDING OF PROXY MATERIALS

The Commission has adopted rules that permit companies and intermediaries (such as brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are Kosan stockholders will be “householding” our proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, please notify your broker, direct your written request to Kosan Biosciences Incorporated, 3832 Bay Center Place, Hayward, CA 94545, Attn: Corporate Secretary or contact the Company’s Corporate Secretary at (510) 732-8400. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should contact their broker.

OTHER MATTERS

The board of directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

/s/ Margaret A. Horn

Margaret A. Horn

Secretary

April 18, 2006

A copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005 is available without charge upon written request to: Corporate Secretary, Kosan Biosciences Incorporated, 3832 Bay Center Place, Hayward, CA 94545.

APPENDIX A

KOSAN BIOSCIENCES INCORPORATED

2006 EQUITY INCENTIVE PLAN

ADOPTED BY THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS: APRIL 7, 2006

APPROVED BY THE STOCKHOLDERS:                                 , 2006

TERMINATION DATE: APRIL 7, 2016

1.    GENERAL.

(a) Successor to Prior Plan. This Plan was adopted by the Board on the Adoption Date to be effective on the Effective Date. The Plan is intended as the successor to the Company’s 1996 Stock Option Plan, as amended (the “Prior Plan”). Following the Effective Date, no additional options shall be granted under the Prior Plan. Any shares remaining available for issuance under the Prior Plan as of the Effective Date shall be included in the share reserve of this Plan as provided in Section 4 hereof and available for issuance pursuant to Stock Awards granted hereunder. All outstanding options granted under the Prior Plan shall remain subject to the terms of the Prior Plan, except that the Board may elect to extend one or more of the features of this Plan to options granted under the Prior Plan. Any shares subject to outstanding options granted under the Prior Plan that expire or terminate for any reason prior to exercise shall be added to the share reserve of this Plan as provided in Section 4(b) and become available for issuance pursuant to Stock Awards granted hereunder. All Stock Awards granted subsequent to the Effective Date shall be subject to the terms of this Plan.

(b) Eligible Award Recipients. The persons eligible to receive discretionary Awards are Employees, Directors and Consultants.

(c) Available Awards. The Plan provides for the grant of the following Stock Awards: (i) Incentive Stock Options, (ii) Nonstatutory Stock Options, (iii) Restricted Stock Awards, (iv) Restricted Stock Unit Awards, (v) Stock Appreciation Rights, (vi) Performance Stock Awards and (vii) Other Stock Awards. The Plan also provides for the grant of Performance Cash Awards.

(d) Purpose. The Company, by means of the Plan, seeks to secure and retain the services of the group of persons eligible to receive Awards as set forth in Section 1(b), to provide incentives for such persons to exert maximum efforts for the success of the Company and any Affiliate and to provide a means by which such eligible recipients may be given an opportunity to benefit from increases in value of the Common Stock through the granting of Awards.

2.    DEFINITIONS.

As used in the Plan, the following definitions shall apply to the capitalized terms indicated below:

(a) “Adoption Date” means April 7, 2006, the date the Plan was adopted by Compensation Committee of the Board under authority delegated by the Board.

(b) “Affiliate” means (i) any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, provided each corporation in the unbroken chain (other than the Company) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain, and (ii) any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. The Board in its sole discretion shall have the authority to determine (i) the time or times at which the foregoing ownership tests are applied, and (ii) whether “Affiliate” includes entities other than corporations within the foregoing definition.

(c) “Award” means a Stock Award or a Performance Cash Award.

(d) “Board” means the Board of Directors of the Company.

(e) “Capitalization Adjustment” has the meaning ascribed to that term in Section 10(a).

(f) “Change in Control” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i) any Exchange Act Person becomes the Owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities other than by virtue of a merger, consolidation or similar transaction. Notwithstanding the foregoing, a Change in Control shall not be deemed to occur (A) on account of the acquisition of securities of the Company by an investor, any affiliate thereof or any other Exchange Act Person from the Company in a transaction or series of related transactions the primary purpose of which is to obtain financing for the Company through the issuance of equity securities or (B) solely because the level of Ownership held by any Exchange Act Person (the “Subject Person”) exceeds the designated percentage threshold of the outstanding voting securities as a result of a repurchase or other acquisition of voting securities by the Company reducing the number of shares outstanding, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of voting securities by the Company, and after such share acquisition, the Subject Person becomes the Owner of any additional voting securities that, assuming the repurchase or other acquisition had not occurred, increases the percentage of the then outstanding voting securities Owned by the Subject Person over the designated percentage threshold, then a Change in Control shall be deemed to occur;

(ii) there is consummated a merger, consolidation or similar transaction involving (directly or indirectly) the Company and, immediately after the consummation of such merger, consolidation or similar transaction, the stockholders of the Company immediately prior thereto do not Own, directly or indirectly, either (A) outstanding voting securities representing more than fifty percent (50%) of the combined outstanding voting power of the surviving Entity in such merger, consolidation or similar transaction or (B) more than fifty percent (50%) of the combined outstanding voting power of the parent of the surviving Entity in such merger, consolidation or similar transaction, in each case in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such transaction;

(iii) the stockholders of the Company approve or the Board approves a plan of complete dissolution or liquidation of the Company, or a complete dissolution or liquidation of the Company shall otherwise occur;

(iv) there is consummated a sale, lease, exclusive license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries, other than a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries to an Entity, more than fifty percent (50%) of the combined voting power of the voting securities of which are Owned by stockholders of the Company in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such sale, lease, license or other disposition; or

(v) individuals who, on the Effective Date, are members of the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the members of the Board; provided, however, that if the appointment or election (or nomination for election) of any new Board member was approved or recommended by a majority vote of the members of the Incumbent Board then still in office, such new member shall, for purposes of this Plan, be considered as a member of the Incumbent Board.

The term Change in Control shall not include a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the Company.

Notwithstanding the foregoing or any other provision of this Plan, the definition of Change in Control (or any analogous term) in an individual written agreement between the Company or any Affiliate and the Participant shall supersede the foregoing definition with respect to Awards subject to such agreement; provided, however, that if no definition of Change in Control or any analogous term is set forth in such an individual written agreement, the foregoing definition shall apply.

(g) “Code” means the Internal Revenue Code of 1986, as amended.

(h) “Committee” means a committee of one (1) or more members of the Board to whom authority has been delegated by the Board in accordance with Section 3(c).

(i) “Common Stock” means the common stock of the Company.

(j) “Company” means Kosan Biosciences Incorporated, a Delaware corporation.

(k) “Constructive Termination” means a voluntary termination of service by a Participant after one of the following is undertaken without the Participant’s express written consent:

(i) a substantial reduction in the Participant’s duties or responsibilities (and not simply a change in title or reporting relationships) in effect immediately prior to the effective date of the Change in Control; provided, however, that it shall not be a “Constructive Termination” if, following the effective date of the Change in Control, either (a) the Company is retained as a separate legal entity or business unit and the Participant holds the same position in such legal entity or business unit as the Participant held before such effective date, or (b) the Participant holds a position with duties and responsibilities comparable (though not necessarily identical, in view of the relative sizes of the Company and the entity involved in the Change in Control) to the duties and responsibilities of the Participant immediately prior to the effective date of the Change in Control;

(ii) a reduction in the Participant’s annual base salary (except for salary decreases generally applicable to the Company’s other similarly situated Employees, Consultants or Directors);

(iii) a material reduction in the Participant’s package of benefits and incentives (except for changes generally applicable to the Company’s other similarly situated Employees, Consultants or Directors); or

(iv) a change in the Participant’s business location to a location outside of the greater San Francisco Bay Area, except for required travel for the Company’s business to an extent substantially consistent with the Participant’s prior business travel obligations.

Notwithstanding the foregoing, a voluntary termination shall not be deemed a Constructive Termination unless (x) the Participant provides the Company with written notice (the “Constructive Termination Notice”) that the Participant believes that an event described in this Section 2(k) has occurred, (y) the Constructive Termination Notice is given within three (3) months following the date the event occurred and (z) the Company does not rescind or cure the conduct giving rise to the event described in this Section 2(k) within fifteen (15) days following receipt by the Company of the Constructive Termination Notice.

(l) “Consultant” means any person, including an advisor, who is (i) engaged by the Company or an Affiliate to render consulting or advisory services and is compensated for such services, or (ii) serving as a member of the

Board of Directors of an Affiliate and is compensated for such services. However, service solely as a Director, or payment of a fee for such service, shall not cause a Director to be considered a “Consultant” for purposes of the Plan.

(m) “Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. A change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Consultant or Director or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s service with the Company or an Affiliate, shall not terminate a Participant’s Continuous Service; provided, however, if the corporation for which a Participant is rendering service ceases to qualify as an Affiliate, as determined by the Board in its sole discretion, such Participant’s Continuous Service shall be considered to have terminated on the date such corporation ceases to qualify as an Affiliate. For example, a change in status from an employee of the Company to a consultant of an Affiliate or to a Director shall not constitute an interruption of Continuous Service. To the extent permitted by law, the Board or the chief executive officer of the Company, in that party’s sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any leave of absence approved by that party, including sick leave, military leave or any other personal leave. Notwithstanding the foregoing, a leave of absence shall be treated as Continuous Service for purposes of vesting in a Stock Award only to such extent as may be provided in the Company’s leave of absence policy or in the written terms of the Participant’s leave of absence.

(n) “Corporate Transaction” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i) a sale or other disposition of all or substantially all, as determined by the Board in its sole discretion, of the consolidated assets of the Company and its Subsidiaries;

(ii) a sale or other disposition of at least ninety percent (90%) of the outstanding securities of the Company;

(iii) the consummation of a merger, consolidation or similar transaction following which the Company is not the surviving corporation; or

(iv) the consummation of a merger, consolidation or similar transaction following which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise.

(o) “Covered Employee” means the chief executive officer and the four (4) other highest compensated officers of the Company for whom total compensation is required to be reported to stockholders under the Exchange Act, as determined for purposes of Section 162(m) of the Code.

(p) “Covered Termination” means an Involuntary Termination Without Cause or a Constructive Termination, either of which occurs within one (1) month prior to or within eighteen (18) months following the effective date of a Change in Control; provided, however, that clause (i) of Section 2(k) shall not apply prior to a Change in Control. Termination of service of a Participant due to death or disability shall not constitute a Covered Termination unless a voluntary termination of service by the Participant immediately prior to the Participant’s death or disability would have qualified as a Constructive Termination.

(q) “Director” means a member of the Board.

(r) “Disability” means the permanent and total disability of a person within the meaning of Section 22(e)(3) of the Code.

(s) “Effective Date” means the effective date of this Plan, which is the date of the annual meeting of stockholders of the Company held in 2006, provided that this Plan is approved by the Company’s stockholders at such meeting.

(t) “Employee” means any person employed by the Company or an Affiliate. However, service solely as a Director, or payment of a fee for such services, shall not cause a Director to be considered an “Employee” for purposes of the Plan.

(u) “Entity” means a corporation, partnership or other entity.

(v) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(w) “Exchange Act Person” means any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act), except that “Exchange Act Person” shall not include (i) the Company or any Subsidiary of the Company; (ii) any employee benefit plan of the Company or any Subsidiary of the Company or any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary of the Company; (iii) an underwriter temporarily holding securities pursuant to an offering of such securities; (iv) an Entity Owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their Ownership of stock of the Company; or (v) any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act) that, as of the effective date of the Plan as set forth in Section 13, is the Owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities.

(x) “Fair Market Value” means, as of any date, the value of the Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange or traded on the Nasdaq National Market or the Nasdaq SmallCap Market, the Fair Market Value of a share of Common Stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) for the last market trading day prior to the date of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable. Unless otherwise provided by the Board, if there is no closing sales price (or closing bid if no sales were reported) for the Common Stock on the last market trading day prior to the date of determination, then the Fair Market Value shall be the closing sales price (or closing bid if no sales were reported) on the last preceding date for which such quotation exists.

(ii) In the absence of such markets for the Common Stock, the Fair Market Value shall be determined by the Board in compliance with Section 409A of the Code or, in the case of an Incentive Stock Option, in compliance with Section 422 of the Code.

(y) “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(z) “Involuntary Termination Without Cause” means an involuntary termination of service by the Company other than for one of the following reasons:

(i) the Participant’s violation of any material provision of the Company’s standard agreement relating to proprietary rights;

(ii) the Participant participates in any act of theft or dishonesty; or

(iii) the Participant participates in any immoral or illegal act which has had or could reasonably be expected to have or had a detrimental effect on the business or reputation of the Company; or

(iv) any material failure by the Participant to use reasonable efforts to perform reasonably requested tasks after written notice and a reasonable opportunity to comply with such notice.

(aa) “Non-Employee Director” means a Director who either (i) is not a current employee or officer of the Company or an Affiliate, does not receive compensation, either directly or indirectly, from the Company or an

Affiliate for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act (“Regulation S-K”)), does not possess an interest in any other transaction for which disclosure would be required under Item 404(a) of Regulation S-K, and is not engaged in a business relationship for which disclosure would be required pursuant to Item 404(b) of Regulation S-K; or (ii) is otherwise considered a “non-employee director” for purposes of Rule 16b-3.

(bb) “Nonstatutory Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

(cc) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(dd) “Option” means an Incentive Stock Option or a Nonstatutory Stock Option to purchase shares of Common Stock granted pursuant to the Plan.

(ee) “Option Agreement” means a written agreement between the Company and an Optionholder evidencing the terms and conditions of an Option grant. Each Option Agreement shall be subject to the terms and conditions of the Plan.

(ff) “Optionholder” means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.

(gg) “Other Stock Award” means an award based in whole or in part by reference to the Common Stock which is granted pursuant to the terms and conditions of Section 7(e).

(hh) “Other Stock Award Agreement” means a written agreement between the Company and a holder of an Other Stock Award evidencing the terms and conditions of an Other Stock Award grant. Each Other Stock Award Agreement shall be subject to the terms and conditions of the Plan.

(ii) “Outside Director” means a Director who either (i) is not a current employee of the Company or an “affiliated corporation” (within the meaning of Treasury Regulations promulgated under Section 162(m) of the Code), is not a former employee of the Company or an “affiliated corporation” who receives compensation for prior services (other than benefits under a tax-qualified retirement plan) during the taxable year, has not been an officer of the Company or an “affiliated corporation,” and does not receive remuneration from the Company or an “affiliated corporation,” either directly or indirectly, in any capacity other than as a Director, or (ii) is otherwise considered an “outside director” for purposes of Section 162(m) of the Code.

(jj) “Own,” “Owned,” “Owner,” “Ownership” A person or Entity shall be deemed to “Own,” to have “Owned,” to be the “Owner” of, or to have acquired “Ownership” of securities if such person or Entity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power, which includes the power to vote or to direct the voting, with respect to such securities.

(kk) “Participant” means a person to whom an Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Award.

(ll) “Performance Cash Award” means an award of cash granted pursuant to Section 7(d)(ii).

(mm) “Performance Criteria” means the one or more criteria that the Board shall select for purposes of establishing the Performance Goals for a Performance Period. The Performance Criteria that shall be used to establish such Performance Goals may be based on any one of, or combination of, the following: (i) earnings before interest, taxes, depreciation, amortization, and rent (“EBITDAR”); (ii) earnings before interest, taxes, depreciation and amortization (“EBITDA”); (iii) earnings before interest and taxes (“EBIT”); (iv) EBITDAR,

EBITDA, EBIT or earnings before taxes and unusual or nonrecurring items as measured either against the annual budget or as a ratio to revenue or return on total capital; (v) net earnings; (vi) earnings per share; (vii) net income; (viii) gross profit margin; (ix) operating margin; (x) operating income; (xi) net worth; (xii) cash flow; (xiii) cash flow per share; (xiv) total stockholder return; (xv) return on capital; (xvi) stock price performance; (xvii) revenues; (xviii) costs; (xix) working capital; (xx) capital expenditures; (xxi) changes in capital structure; (xxii) economic value added; (xxiii) industry indices; (xxiv) expenses and expense ratio management; (xxv) debt reduction; (xxvi) profitability of an identifiable business unit or product; (xxvii) levels of expense, cost or liability by category, operating unit or any other delineation; (xxviii) implementation or completion of projects or processes; and (xxix) to the extent that an Award is not intended to comply with Section 162(m) of the Code, other measures of performance selected by the Board. Partial achievement of the specified criteria may result in the payment or vesting corresponding to the degree of achievement as specified in the Stock Award Agreement or the written terms of a Performance Cash Award. The Board shall, in its sole discretion, define the manner of calculating the Performance Criteria it selects to use for a Performance Period.

(nn) “Performance Goals” means, for a Performance Period, the one or more goals established by the Board for the Performance Period based upon the Performance Criteria. Performance Goals may be set on a Company-wide basis, with respect to one or more business units, divisions, Affiliates, or business segments, and in either absolute terms or relative to internally generated business plans, approved by the Board, the performance of one or more comparable companies or a relevant index. The Board is authorized to make adjustments in the method of calculating the attainment of Performance Goals for a Performance Period as follows: (i) to exclude restructuring and/or other nonrecurring charges; (ii) to exclude exchange rate effects, as applicable, for non-U.S. dollar denominated net sales and operating earnings; (iii) to exclude the effects of changes to generally accepted accounting standards required by the Financial Accounting Standards Board; (iv) to exclude the effects of any statutory adjustments to corporate tax rates; (v) to exclude the effects of any “extraordinary items” as determined under generally accepted accounting principles; (vi) to exclude any other unusual, non-recurring gain or loss or other extraordinary item; (vii) to respond to, or in anticipation of, any unusual or extraordinary corporate item, transaction, event or development; (viii) to respond to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions; (ix) to exclude the dilutive effects of acquisitions or joint ventures; (x) to assume that any business divested by the Company achieved performance objectives at targeted levels during the balance of a Performance Period following such divestiture; (xi) to exclude the effect of any change in the outstanding shares of common stock of the Company by reason of any stock dividend or split, stock repurchase, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distributions to common shareholders other than regular cash dividends; (xii) to reflect a corporate transaction, such as a merger, consolidation, separation (including a spinoff or other distribution of stock or property by a corporation), or reorganization (whether or not such reorganization comes within the definition of such term in Section 368 of the Code); and (xiii) to reflect any partial or complete corporate liquidation. The Board also retains the discretion to reduce or eliminate the compensation or economic benefit due upon attainment of Performance Goals.

(oo) “Performance Period” means the one or more periods of time, which may be of varying and overlapping durations, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to and the payment of a Performance Stock Award or a Performance Cash Award.

(pp) “Performance Stock Award” means a Stock Award granted pursuant to Section 7(d)(i).

(qq) “Plan” means this Kosan Biosciences Incorporated 2006 Equity Incentive Plan.

(rr) “Restricted Stock Award” means an award of shares of Common Stock which is granted pursuant to Section 7(a).

(ss) “Restricted Stock Award Agreement” means a written agreement between the Company and a holder of a Restricted Stock Award evidencing the terms and conditions of a Restricted Stock Award grant. Each Restricted Stock Award Agreement shall be subject to the terms and conditions of the Plan.

(tt) “Restricted Stock Unit Award” means a right to receive shares of Common Stock which is granted pursuant to Section 7(b).

(uu) “Restricted Stock Unit Award Agreement” means a written agreement between the Company and a holder of a Restricted Stock Unit Award evidencing the terms and conditions of a Restricted Stock Unit Award grant. Each Restricted Stock Unit Award Agreement shall be subject to the terms and conditions of the Plan.

(vv) “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

(ww) “Securities Act” means the Securities Act of 1933, as amended.

(xx) “Stock Appreciation Right” means a right to receive the appreciation on Common Stock that is granted pursuant to the terms and conditions of Section 7(b).

(yy) “Stock Appreciation Right Agreement” means a written agreement between the Company and a holder of a Stock Appreciation Right evidencing the terms and conditions of a Stock Appreciation Right grant. Each Stock Appreciation Right Agreement shall be subject to the terms and conditions of the Plan.

(zz) “Stock Award” means any right granted under the Plan, including an Option, a Restricted Stock Award, a Restricted Stock Unit Award, a Stock Appreciation Right, Performance Stock Award, or any Other Stock Award.

(aaa) “Stock Award Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of a Stock Award grant. Each Stock Award Agreement shall be subject to the terms and conditions of the Plan.

(bbb) “Subsidiary” means, with respect to the Company, (i) any corporation of which more than fifty percent (50%) of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, Owned by the Company, and (ii) any partnership in which the Company has a direct or indirect interest (whether in the form of voting or participation in profits or capital contribution) of more than fifty percent (50%).

(ccc) “Ten Percent Stockholder” means a person who Owns (or is deemed to Own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Affiliate.

3.    ADMINISTRATION.

(a) Administration by Board. The Board shall administer the Plan unless and until the Board delegates administration of the Plan to a Committee, as provided in Section 3(c).

(b) Powers of Board. The Board or the Committee, to the extent delegated to the Committee pursuant to Section 3(c), shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i) To construe and interpret the Plan and Awards granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Stock Award Agreement or in the written terms of a Performance Cash Award, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

(ii) To determine from time to time (1) which of the persons eligible under the Plan shall be granted Awards; (2) when and how each Award shall be granted; (3) what type or combination of types of Awards shall be granted; (4) the provisions of each Award granted (which need not be identical), including the time or times when a person shall be permitted to receive cash or Common Stock pursuant to an Award; and (5) the number of shares of Common Stock with respect to which a Stock Award shall be granted to each such person.

(iii) To accelerate the time at which a Stock Award may first be exercised or the time during which a Stock Award or any part thereof will vest in accordance with the Plan, notwithstanding the provisions in the Stock Award stating the time at which it may first be exercised or the time during which it will vest.

(iv) To amend the Plan or an Award as provided in Section 11.

(v) To terminate or suspend the Plan as provided in Section 12.

(vi) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company which are not in conflict with the provisions of the Plan.

(vii) To adopt such procedures and sub-plans as are necessary or appropriate to permit participation in the Plan by individuals who are foreign nationals or employed outside the United States.

(c) Delegation to Committee.

(i) General. The Board may delegate some or all of the administration of the Plan to a Committee or Committees. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board that have been delegated to the Committee, including the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board shall thereafter be to the Committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may retain the authority to concurrently administer the Plan with the Committee and may, at any time, revest in the Board some or all of the powers previously delegated.

(ii) Section 162(m) and Rule 16b-3 Compliance. In the sole discretion of the Board, the Committee may consist solely of two (2) or more Outside Directors, in accordance with Section 162(m) of the Code, and/or solely of two or more Non-Employee Directors, in accordance with Rule 16b-3. In addition, the Board or the Committee, in its sole discretion, may (1) delegate to a committee of one or more members of the Board who need not be Outside Directors the authority to grant Awards to eligible persons who are either (a) not then Covered Employees and are not expected to be Covered Employees at the time of recognition of income resulting from such Award, or (b) not persons with respect to whom the Company wishes to comply with Section 162(m) of the Code, and/or (2) delegate to a committee of one or more members of the Board who need not be Non-Employee Directors the authority to grant Stock Awards to eligible persons who are not then subject to Section 16 of the Exchange Act.

(d) Delegation to an Officer. The Board may delegate to one or more Officers of the Company the authority to do one or both of the following: (i) designate Officers and Employees of the Company or any of its Subsidiaries to be recipients of Awards and the terms thereof, and (ii) determine the number of shares of Common Stock to be subject to Stock Awards granted to such Officers and Employees; provided, however, that the Board resolutions regarding such delegation shall specify the total number of shares of Common Stock that may be subject to the Stock Awards granted by such Officer and that such Officer may not grant a Stock Award to himself or herself. Notwithstanding anything to the contrary in this Section 3(d), the Board may not delegate to an Officer authority to determine the Fair Market Value of the Common Stock pursuant to Section 2(x)(ii) above.

(e) Effect of Board’s Decision. All determinations, interpretations and constructions made by the Board in good faith shall not be subject to review by any person and shall be final, binding and conclusive on all persons.

(f) Cancellation and Re-Grant of Stock Awards. Neither the Board nor any Committee shall have the authority to effect any of the following, unless the stockholders of the Company have approved such an action within the preceding twelve (12) months: (i) reduction of the exercise price of any outstanding Stock Awards under the Plan; (ii) cancellation of any outstanding Stock Awards under the Plan and the grant in substitution therefor of (A) new Stock Awards under the Plan or another equity plan of the Company covering the same or a different number of shares of Common Stock, (B) cash and/or (C) other valuable consideration (as determined by the Board, in its sole discretion); or (iii) any other action that is treated as a repricing under generally accepted accounting principles.

4.    SHARES SUBJECT TO THE PLAN.

(a) Share Reserve. Subject to the provisions of Section 10(a) relating to Capitalization Adjustments, the number of shares of Common Stock that may be issued pursuant to Stock Awards shall not exceed, in the aggregate, the sum of (i) the number of shares remaining available for issuance under the Prior Plan as of the Effective Date, (ii) an additional two million (2,000,000) shares and (iii) the number of shares added to the reserve pursuant to Section 4(b) (the “Share Reserve”). Subject to Section 4(c), the number of shares available for issuance under the Plan shall be reduced by: (i) one (1) share for each share of Common Stock issued pursuant to (A) an Option granted under Section 6 or (B) a Stock Appreciation Right granted under Section 7(c) with respect to which the strike price is at least one hundred percent (100%) of the Fair Market Value of the underlying Common Stock on the date of grant; and (ii) one and fifteen one-hundredths (1.15) shares for each share of Common Stock issued pursuant to a Restricted Stock Award, Restricted Stock Unit Award or Performance Stock Award. Shares may be issued in connection with a merger or acquisition as permitted by NASD Rule 4350(i)(1)(A)(iii) or, if applicable, NYSE Listed Company Manual Section 303A(8) or AMEX Company Guide Section 711, and such issuance shall not reduce the number of shares available for issuance under the Plan.

(b) Additions to the Share Reserve. The Share Reserve shall be increased from time to time by a number of shares equal to the number of shares of Common Stock that (i) are issuable pursuant to options outstanding under the Prior Plan as of the Effective Date and (ii) but for this provision, would otherwise have reverted to the share reserve of the Prior Plan pursuant to the provisions thereof.

(c) Reversion of Shares to the Share Reserve.

(i) Shares Available For Subsequent Issuance. If any (i) Stock Award shall for any reason expire or otherwise terminate, in whole or in part, without having been exercised in full, (ii) shares of Common Stock issued to a Participant pursuant to a Stock Award are forfeited to or repurchased by the Company pursuant to the Company’s reacquisition or repurchase rights under the Plan, including any forfeiture or repurchase caused by the failure to meet a contingency or condition required for the vesting of such shares, or (iii) Stock Award is settled in cash, then the shares of Common Stock not issued under such Stock Award, or forfeited to or repurchased by the Company, shall revert to and again become available for issuance under the Plan. To the extent that there is issued a share of Common Stock pursuant to a Stock Award that counted as one and fifteen one-hundredths (1.15) shares against the number of shares available for issuance under the Plan pursuant to Section 4(a) and such share of Common Stock again becomes available for issuance under the Plan pursuant to this Section 4(c)(i), then the number of shares of Common Stock available for issuance under the Plan shall increase by one and fifteen one-hundredths (1.15) shares.

(ii) Shares Not Available For Subsequent Issuance. If any shares subject to a Stock Award are not delivered to a Participant because the Stock Award is exercised through a reduction of shares subject to the Stock Award (i.e., “net exercised”) or an appreciation distribution in respect of a Stock Appreciation Right is paid in shares of Common Stock, the number of shares subject to the Stock Award that are not delivered to the Participant shall not remain available for subsequent issuance under the Plan. If the exercise price of any Stock Award is satisfied by tendering shares of Common Stock held by the Participant (either by actual delivery or attestation), then the number of shares so tendered shall not remain available for subsequent issuance under the Plan. If any shares subject to a Stock Award are not delivered to a Participant because such shares are withheld in satisfaction of the withholding of taxes incurred in connection with the exercise of an Option or Stock Appreciation Right or the issuance of shares under a Restricted Stock Award, Restricted Stock Unit Award or Other Stock Award, the number of shares that are not delivered to the Participant shall not remain available for subsequent issuance under the Plan.

(d) Incentive Stock Option Limit. Subject to the provisions of Section 10(a) relating to Capitalization Adjustments, the aggregate maximum number of shares of Common Stock that may be issued pursuant to the exercise of Incentive Stock Options shall be the number of shares of Common Stock in the Share Reserve.

(e) Source of Shares. The stock issuable under the Plan shall be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Company on the open market.

5.    ELIGIBILITY.

(a) Eligibility for Specific Awards. Incentive Stock Options may be granted only to Employees. Stock Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants. Performance Cash Awards may be granted to Employees, Directors and Consultants.

(b) Ten Percent Stockholders. A Ten Percent Stockholder shall not be granted an Incentive Stock Option unless the exercise price of such Option is at least one hundred ten percent (110%) of the Fair Market Value of the Common Stock on the date of grant and the Option is not exercisable after the expiration of five (5) years from the date of grant.

(c) Section 162(m) Limitation on Annual Grants. Subject to the provisions of Section 10(a) relating to Capitalization Adjustments, at such time as the Company may be subject to the applicable provisions of Section 162(m) of the Code, no Employee shall be eligible to be granted during any calendar year Options or Stock Appreciation Rights with respect to which the strike price is at least one hundred percent (100%) of the Fair Market Value of the underlying Common Stock on the date of grant covering more than two million (2,000,000) shares of Common Stock.

(d) Consultants. A Consultant shall not be eligible for the grant of a Stock Award if, at the time of grant, a Form S-8 Registration Statement under the Securities Act (“Form S-8”) is not available to register either the offer or the sale of the Company’s securities to such Consultant because of the nature of the services that the Consultant is providing to the Company, because the Consultant is not a natural person, or because of any other rule governing the use of Form S-8.

6.    OPTION PROVISIONS.

Each Option shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. All Options shall be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates shall be issued for shares of Common Stock purchased on exercise of each type of Option. The provisions of separate Options need not be identical; provided, however, that each Option Agreement shall include (through incorporation of provisions hereof by reference in the Option or otherwise) the substance of each of the following provisions:

(a) Term. No Option shall be exercisable after the expiration of ten (10) years from the date of grant, or such shorter period specified in the Option Agreement; provided, however, that an Incentive Stock Option granted to a Ten Percent Stockholder shall be subject to the provisions of Section 5(b).

(b) Exercise Price of an Incentive Stock Option. Subject to the provisions of Section 5(b) regarding Ten Percent Stockholders, the exercise price of each Incentive Stock Option shall be not less than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option on the date the Option is granted. Notwithstanding the foregoing, an Incentive Stock Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner consistent with the provisions of Section 424(a) of the Code.

(c) Exercise Price of a Nonstatutory Stock Option. The exercise price of each Nonstatutory Stock Option shall be not less than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option on the date the Option is granted. Notwithstanding the foregoing, a Nonstatutory Stock Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner consistent with the provisions of Section 424(a) of the Code.

(d) Consideration. The purchase price of Common Stock acquired pursuant to the exercise of an Option shall be paid, to the extent permitted by applicable law and as determined by the Board in its sole discretion, by any combination of the methods of payment set forth below. The Board shall have the authority to grant Options that do not permit all of the following methods of payment (or otherwise restrict the ability to use certain methods) and to grant Options that require the consent of the Company to utilize a particular method of payment. The methods of payment permitted by this Section 6(d) are:

(i) by cash or check;

(ii) pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of Common Stock, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds; provided, however, that such program is not in violation of the prohibition on the extension of credit to the Company’s executive officers and Directors under Section 402 of the Sarbanes-Oxley Act of 2002, in the opinion of counsel acceptable to the Company;

(iii) by delivery to the Company (either by actual delivery or attestation) of shares of Common Stock;

(iv) by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Common Stock issued upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price; provided, however, the Company shall accept a cash or other payment from the Participant to the extent of any remaining balance of the aggregate exercise price not satisfied by such reduction in the number of whole shares to be issued; provided further, however, that shares of Common Stock will no longer be outstanding under an Option and will not be exercisable thereafter to the extent that (i) shares are used to pay the exercise price pursuant to the “net exercise,” (ii) shares are delivered to the Participant as a result of such exercise, and (iii) shares are withheld to satisfy tax withholding obligations; or

(v) in any other form of legal consideration that may be acceptable to the Board.

(e) Transferability of Options. The Board may, in its sole discretion, impose such limitations on the transferability of Options as the Board shall determine. In the absence of such a determination by the Board to the contrary, the following restrictions on the transferability of Options shall apply:

(i) Restrictions on Transfer. An Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder.

(ii) Domestic Relations Orders. Notwithstanding the foregoing, an Option may be transferred pursuant to a domestic relations order; provided, however, that if an Option is an Incentive Stock Option, such Option shall be deemed to be a Nonstatutory Stock Option as a result of such transfer.

(iii) Beneficiary Designation. Notwithstanding the foregoing, the Optionholder may, by delivering written notice to the Company, in a form provided by or otherwise satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the

Option. In the absence of such a designation, the executor or administrator of the Optionholder’s estate shall be entitled to exercise the Option.

(f) Vesting of Options Generally. The total number of shares of Common Stock subject to an Option may vest and therefore become exercisable in periodic installments that may or may not be equal. The Option may be subject to such other terms and conditions on the time or times when it may or may not be exercised (which may be based on performance or other criteria) as the Board may deem appropriate. The vesting provisions of individual Options may vary. The provisions of this Section 6(f) are subject to any Option provisions governing the minimum number of shares of Common Stock as to which an Option may be exercised.

(g) Termination of Continuous Service. In the event that an Optionholder’s Continuous Service terminates (other than upon the Optionholder’s death or Disability), the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination of Continuous Service) but only within such period of time ending on the earlier of (i) the date three (3) months following the termination of the Optionholder’s Continuous Service (or such longer or shorter period specified in the Option Agreement), or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination of Continuous Service, the Optionholder does not exercise his or her Option within the time specified herein or in the Option Agreement (as applicable), the Option shall terminate.

(h) Extension of Termination Date. An Optionholder’s Option Agreement may provide that if the exercise of the Option following the termination of the Optionholder’s Continuous Service (other than upon the Optionholder’s death or Disability) would be prohibited at any time solely because the issuance of shares of Common Stock would violate the registration requirements under the Securities Act, then the Option shall terminate on the earlier of (i) the expiration of a period of three (3) months after the termination of the Optionholder’s Continuous Service during which the exercise of the Option would not be in violation of such registration requirements, or (ii) the expiration of the term of the Option as set forth in the Option Agreement.

(i) Disability of Optionholder. In the event that an Optionholder’s Continuous Service terminates as a result of the Optionholder’s Disability, the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination of Continuous Service), but only within such period of time ending on the earlier of (i) the date twelve (12) months following such termination of Continuous Service (or such longer or shorter period specified in the Option Agreement), or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination of Continuous Service, the Optionholder does not exercise his or her Option within the time specified herein or in the Option Agreement (as applicable), the Option shall terminate.

(j) Death of Optionholder. In the event that an Optionholder’s Continuous Service terminates as a result of the Optionholder’s death or the Optionholder dies within the period (if any) specified in the Option Agreement after the termination of the Optionholder’s Continuous Service for a reason other than death, then the Option may be exercised (to the extent the Optionholder was entitled to exercise such Option as of the date of death) by the Optionholder’s estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the option upon the Optionholder’s death, but only within the period ending on the earlier of (i) the date eighteen (18) months following the date of death (or such longer or shorter period specified in the Option Agreement), or (ii) the expiration of the term of such Option as set forth in the Option Agreement. If, after the Optionholder’s death, the Option is not exercised within the time specified herein or in the Option Agreement (as applicable), the Option shall terminate.

(k) Early Exercise. The Option may include a provision whereby the Optionholder may elect at any time before the Optionholder’s Continuous Service terminates to exercise the Option as to any part or all of the shares of Common Stock subject to the Option prior to the full vesting of the Option. Any unvested shares of Common Stock so purchased may be subject to a repurchase option in favor of the Company or to any other restriction the Board determines to be appropriate. The Company shall not be required to exercise its repurchase option until at least six (6) months (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes) have elapsed following exercise of the Option unless the Board otherwise specifically provides in the Option.

7.    PROVISIONS OF AWARDS OTHER THAN OPTIONS.

(a) Restricted Stock Awards. Each Restricted Stock Award Agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. To the extent consistent with the Company’s Bylaws, at the Board’s election, shares of Common Stock may be (i) held in book entry form subject to the Company’s instructions until any restrictions relating to the Restricted Stock Award lapse; or (ii) evidenced by a certificate, which certificate shall be held in such form and manner as determined by the Board. The terms and conditions of Restricted Stock Award Agreements may change from time to time, and the terms and conditions of separate Restricted Stock Award Agreements need not be identical; provided, however, that each Restricted Stock Award Agreement shall include (through incorporation of the provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(i) Consideration. A Restricted Stock Award may be awarded in consideration for (i) past or future services rendered to the Company or an Affiliate, or (ii) any other form of legal consideration that may be acceptable to the Board, in its sole discretion, and permissible under applicable law.

(ii) Vesting. Shares of Common Stock acquired under a Restricted Stock Award may be subject to forfeiture to the Company in accordance with a vesting schedule to be determined by the Board.

(iii) Termination of Participant’s Continuous Service. In the event a Participant’s Continuous Service terminates, the Company may receive, pursuant to a forfeiture condition, any or all of the shares of Common Stock held by the Participant which have not vested as of the date of termination of Continuous Service under the terms of the Restricted Stock Award Agreement.

(iv) Transferability. Rights to acquire shares of Common Stock under the Restricted Stock Award Agreement shall be transferable by the Participant only upon such terms and conditions as are set forth in the Restricted Stock Award Agreement, as the Board shall determine in its sole discretion, so long as Common Stock awarded under the Restricted Stock Award Agreement remains subject to the terms of the Restricted Stock Award Agreement.

(b) Restricted Stock Unit Awards. Each Restricted Stock Unit Award Agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The terms and conditions of Restricted Stock Unit Award Agreements may change from time to time, and the terms and conditions of separate Restricted Stock Unit Award Agreements need not be identical; provided, however, that each Restricted Stock Unit Award Agreement shall include (through incorporation of the provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(i) Consideration. At the time of grant of a Restricted Stock Unit Award, the Board will determine the consideration, if any, to be paid by the Participant upon delivery of each share of Common Stock subject to the Restricted Stock Unit Award. The consideration to be paid (if any) by the Participant for each share of Common Stock subject to a Restricted Stock Unit Award may be paid in any form of legal consideration that may be acceptable to the Board in its sole discretion and permissible under applicable law.

(ii) Vesting. At the time of the grant of a Restricted Stock Unit Award, the Board may impose such restrictions or conditions to the vesting of the Restricted Stock Unit Award as it, in its sole discretion, deems appropriate.

(iii) Payment. A Restricted Stock Unit Award may be settled by the delivery of shares of Common Stock, their cash equivalent, any combination thereof or in any other form of consideration, as determined by the Board and contained in the Restricted Stock Unit Award Agreement.

(iv) Additional Restrictions. At the time of the grant of a Restricted Stock Unit Award, the Board, as it deems appropriate, may impose such restrictions or conditions that delay the delivery of the shares of

Common Stock (or their cash equivalent) subject to a Restricted Stock Unit Award after the vesting of such Restricted Stock Unit Award.

(v) Dividend Equivalents. Dividend equivalents may be credited in respect of shares of Common Stock covered by a Restricted Stock Unit Award, as determined by the Board and contained in the Restricted Stock Unit Award Agreement. At the sole discretion of the Board, such dividend equivalents may be converted into additional shares of Common Stock covered by the Restricted Stock Unit Award in such manner as determined by the Board. Any additional shares covered by the Restricted Stock Unit Award credited by reason of such dividend equivalents will be subject to all the terms and conditions of the underlying Restricted Stock Unit Award Agreement to which they relate.

(vi) Termination of Continuous Service. Except as otherwise provided in the applicable Restricted Stock Unit Award Agreement, such portion of the Restricted Stock Unit Award that has not vested will be forfeited upon the Participant’s termination of Continuous Service.

(c) Stock Appreciation Rights. Each Stock Appreciation Right Agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. Stock Appreciation Rights may be granted as stand-alone Stock Awards or in tandem with other Stock Awards. The terms and conditions of Stock Appreciation Right Agreements may change from time to time, and the terms and conditions of separate Stock Appreciation Right Agreements need not be identical; provided, however, that each Stock Appreciation Right Agreement shall include (through incorporation of the provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(i) Term. No Stock Appreciation Right shall be exercisable after the expiration of ten (10) years from the date of grant, or such shorter period specified in the Stock Appreciation Right Agreement.

(ii) Strike Price. Each Stock Appreciation Right will be denominated in shares of Common Stock equivalents. The strike price of each Stock Appreciation Right granted as a stand-alone or tandem Stock Award shall not be less than one hundred percent (100%) of the Fair Market Value of the Common Stock equivalents subject to the Stock Appreciation Right on the date of grant.

(iii) Calculation of Appreciation. The appreciation distribution payable on the exercise of a Stock Appreciation Right will be not greater than an amount equal to the excess of (i) the aggregate Fair Market Value (on the date of the exercise of the Stock Appreciation Right) of a number of shares of Common Stock equal to the number of share of Common Stock equivalents in which the Participant is vested under such Stock Appreciation Right, and with respect to which the Participant is exercising the Stock Appreciation Right on such date, over (ii) the strike price that will be determined by the Board at the time of grant of the Stock Appreciation Right.

(iv) Vesting. At the time of the grant of a Stock Appreciation Right, the Board may impose such restrictions or conditions to the vesting of such Stock Appreciation Right as it, in its sole discretion, deems appropriate.

(v) Exercise. To exercise any outstanding Stock Appreciation Right, the Participant must provide written notice of exercise to the Company in compliance with the provisions of the Stock Appreciation Right Agreement evidencing such Stock Appreciation Right.

(vi) Payment. The appreciation distribution in respect of a Stock Appreciation Right may be paid in Common Stock, in cash, in any combination of the two or in any other form of consideration, as determined by the Board and set forth in the Stock Appreciation Right Agreement evidencing such Stock Appreciation Right.

(vii) Termination of Continuous Service. In the event that a Participant’s Continuous Service terminates (other than upon the Participant’s death or Disability), the Participant may exercise his or her Stock Appreciation Right (to the extent that the Participant was entitled to exercise such Stock Appreciation

Right as of the date of termination of Continuous Service) but only within such period of time ending on the earlier of (i) the date three (3) months following the termination of the Participant’s Continuous Service (or such longer or shorter period specified in the Stock Appreciation Right Agreement), or (ii) the expiration of the term of the Stock Appreciation Right as set forth in the Stock Appreciation Right Agreement. If, after termination of Continuous Service, the Participant does not exercise his or her Stock Appreciation Right within the time specified herein or in the Stock Appreciation Right Agreement (as applicable), the Stock Appreciation Right shall terminate.

(viii) Extension of Termination Date. A Participant’s Stock Appreciation Right Agreement may provide that if the exercise of the Stock Appreciation Right following the termination of the Participant’s Continuous Service (other than upon the Participant’s death, or Disability, or upon a Change in Control, if applicable) would be prohibited at any time solely because the issuance of shares of Common Stock would violate the registration requirements under the Securities Act, then the Stock Appreciation Right shall terminate on the earlier of (i) the expiration of a period of three (3) months after the termination of the Participant’s Continuous Service during which the exercise of the Stock Appreciation Right would not be in violation of such registration requirements, or (ii) the expiration of the term of the Stock Appreciation Right as set forth in the Stock Appreciation Right Agreement.

(ix) Disability of Participant. In the event that a Participant’s Continuous Service terminates as a result of the Participant’s Disability, the Participant may exercise his or her Stock Appreciation Right (to the extent that the Participant was entitled to exercise such Stock Appreciation Right as of the date of termination of Continuous Service), but only within such period of time ending on the earlier of (i) the date twelve (12) months following such termination of Continuous Service (or such longer or shorter period specified in the Stock Appreciation Right Agreement), or (ii) the expiration of the term of the Stock Appreciation Right as set forth in the Stock Appreciation Right Agreement. If, after termination of Continuous Service, the Participant does not exercise his or her Stock Appreciation Right within the time specified herein or in the Stock Appreciation Right Agreement (as applicable), the Stock Appreciation Right shall terminate.

(x) Death of Participant. In the event that (i) a Participant’s Continuous Service terminates as a result of the Participant’s death, or (ii) the Participant dies within the period (if any) specified in the Stock Appreciation Right Agreement after the termination of the Participant’s Continuous Service for a reason other than death, the Stock Appreciation Right may be exercised (to the extent that the Participant was entitled to exercise such Stock Appreciation Right as of the date of death) by the Participant’s estate, by a person who acquired the right to exercise the Stock Appreciation Right by bequest or inheritance or by a person designated to exercise the option upon the Participant’s death, but only within the period ending on the earlier of (i) the date eighteen (18) months following the date of death (or such longer or shorter period specified in the Stock Appreciation Right Agreement), or (ii) the expiration of the term of such Stock Appreciation Right as set forth in the Stock Appreciation Right Agreement. If, after the Participant’s death, the Stock Appreciation Right is not exercised within the time specified herein or in the Stock Appreciation Right Agreement (as applicable), the Stock Appreciation Right shall terminate.

(d) Performance Awards.

(i) Performance Stock Awards. A Performance Stock Award is either a Restricted Stock Award or Restricted Stock Unit Award that may be granted, may vest, or may be exercised based upon the attainment during a Performance Period of certain Performance Goals. A Performance Stock Award may, but need not, require the completion of a specified period of Continuous Service. The length of any Performance Period, the Performance Goals to be achieved during the Performance Period, and the measure of whether and to what degree such Performance Goals have been attained shall be conclusively determined by the Committee, in its sole discretion. The maximum benefit to be received by any Participant in any calendar year attributable to Performance Stock Awards shall not exceed the value of two hundred fifty thousand (250,000) shares of Common Stock.

(ii) Performance Cash Awards. A Performance Cash Award is a cash award that may be granted upon the attainment during a Performance Period of certain Performance Goals. A Performance Cash Award may, but need not, require the completion of a specified period of Continuous Service. The length of any Performance Period, the Performance Goals to be achieved during the Performance Period, and the measure of whether and to what degree such Performance Goals have been attained shall be conclusively determined by the Committee, in its sole discretion. The maximum benefit to be received by any Participant in any calendar year attributable to Performance Cash Awards shall not exceed one million five hundred thousand dollars ($1,500,000).

(e) Other Stock Awards. Other forms of Stock Awards valued in whole or in part by reference to, or otherwise based on, Common Stock may be granted either alone or in addition to Stock Awards provided for under Section 6 and the preceding provisions of this Section 7. Subject to the provisions of the Plan, the Board shall have sole and complete authority to determine the persons to whom and the time or times at which such Other Stock Awards will be granted, the number of shares of Common Stock (or the cash equivalent thereof) to be granted pursuant to such Other Stock Awards and all other terms and conditions of such Other Stock Awards.

8.    COVENANTS OF THE COMPANY.

(a) Availability of Shares. During the terms of the Stock Awards, the Company shall keep available at all times the number of shares of Common Stock required to satisfy such Stock Awards.

(b) Securities Law Compliance. The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Stock Awards and to issue and sell shares of Common Stock upon exercise of the Stock Awards; provided, however, that this undertaking shall not require the Company to register under the Securities Act the Plan, any Stock Award or any Common Stock issued or issuable pursuant to any such Stock Award. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority that counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell Common Stock upon exercise of such Stock Awards unless and until such authority is obtained.

9.    MISCELLANEOUS.

(a) Use of Proceeds from Sales of Common Stock. Proceeds from the sale of shares of Common Stock pursuant to Stock Awards shall constitute general funds of the Company.

(b) Stockholder Rights. No Participant shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to such Stock Award unless and until such Participant has satisfied all requirements for exercise of the Stock Award pursuant to its terms.

(c) No Employment or Other Service Rights. Nothing in the Plan, any Stock Award Agreement or in the written terms of a Performance Cash Award or other instrument executed thereunder or any Award granted pursuant thereto shall confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Stock Award was granted or shall affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee with or without notice and with or without cause, (ii) the service of a Consultant pursuant to the terms of such Consultant’s agreement with the Company or an Affiliate, or (iii) the service of a Director pursuant to the Bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.

(d) Incentive Stock Option $100,000 Limitation. To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company and any Affiliates) exceeds one hundred thousand dollars ($100,000), the Options or portions thereof that exceed such limit (according to the order in which they were granted) shall be treated as Nonstatutory Stock Options, notwithstanding any contrary provision of the applicable Option Agreement(s).

(e) Investment Assurances. The Company may require a Participant, as a condition of exercising or acquiring Common Stock under any Stock Award, (i) to give written assurances satisfactory to the Company as to the Participant’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Stock Award; and (ii) to give written assurances satisfactory to the Company stating that the Participant is acquiring Common Stock subject to the Stock Award for the Participant’s own account and not with any present intention of selling or otherwise distributing the Common Stock. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (i) the issuance of the shares upon the exercise or acquisition of Common Stock under the Stock Award has been registered under a then currently effective registration statement under the Securities Act, or (ii) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the Common Stock.

(f) Withholding Obligations. To the extent provided by the terms of a Stock Award Agreement, the Company may, in its sole discretion, satisfy any federal, state or local tax withholding obligation relating to a Stock Award by any of the following means (in addition to the Company’s right to withhold from any compensation paid to the Participant by the Company) or by a combination of such means: (i) causing the Participant to tender a cash payment; (ii) withholding shares of Common Stock from the shares of Common Stock issued or otherwise issuable to the Participant in connection with the Stock Award; provided, however, that no shares of Common Stock are withheld with a value exceeding the minimum amount of tax required to be withheld by law (or such lower amount as may be necessary to avoid classification of the Stock Award as a liability); or (iii) by such other method as may be set forth in the Stock Award Agreement.

(g) Electronic Delivery. Any reference herein to a “written” agreement or document shall include any agreement or document delivered electronically or posted on the Company’s intranet.

10.    ADJUSTMENTS UPON CHANGES IN COMMON STOCK; CORPORATE TRANSACTIONS.

(a) Capitalization Adjustments. If any change is made in, or other events occur with respect to, the Common Stock subject to the Plan or subject to any Stock Award after the effective date of the Plan set forth in Section 13 without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company (each a “Capitalization Adjustment”)), the Board shall appropriately adjust: (i) the class(es) and maximum number of securities subject to the Plan pursuant to Section 4(a), (ii) the class(es) and maximum number of securities that may be issued pursuant to the exercise of Incentive Stock Options pursuant to Section 4(d), (iii) the class(es) and maximum number of securities that may be awarded to any person pursuant to Sections 5(c) and 7(d), and (iv) the class(es) and number of securities and price per share of stock subject to outstanding Stock Awards. The Board shall make such adjustments, and its determination shall be final, binding and conclusive. (Notwithstanding the foregoing, the conversion of any convertible securities of the Company shall not be treated as a transaction “without receipt of consideration” by the Company.)

(b) Dissolution or Liquidation. In the event of a dissolution or liquidation of the Company, all outstanding Stock Awards (other than Stock Awards consisting of vested and outstanding shares of Common Stock not subject to the Company’s right of repurchase) shall terminate immediately prior to the completion of such dissolution or liquidation, and the shares of Common Stock subject to the Company’s repurchase option may be repurchased by the Company notwithstanding the fact that the holder of such Stock Award is providing Continuous Service, provided, however, that the Board may, in its sole discretion, cause some or all Stock Awards to become fully vested, exercisable and/or no longer subject to repurchase or forfeiture (to the extent such Stock Awards have not previously expired or terminated) before the dissolution or liquidation is completed but contingent on its completion.

(c) Corporate Transaction. The following provisions shall apply to Stock Awards in the event of a Corporate Transaction unless otherwise provided in a written agreement between the Company or any Affiliate and the holder of the Stock Award:

(i) Stock Awards May Be Assumed. In the event of a Corporate Transaction, any surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) may assume or continue any or all Stock Awards outstanding under the Plan or may substitute similar stock awards for Stock Awards outstanding under the Plan (including but not limited to, awards to acquire the same consideration paid to the stockholders of the Company pursuant to the Corporate Transaction), and any reacquisition or repurchase rights held by the Company in respect of Common Stock issued pursuant to Stock Awards may be assigned by the Company to the successor of the Company (or the successor’s parent company, if any), in connection with such Corporate Transaction. A surviving corporation or acquiring corporation may choose to assume or continue only a portion of a Stock Award or substitute a similar stock award for only a portion of a Stock Award. The terms of any assumption, continuation or substitution shall be set by the Board in accordance with the provisions of Section 3(b).

(ii) Stock Awards Held by Current Participants and Recent Participants. In the event of a Corporate Transaction in which the surviving corporation or acquiring corporation (or its parent company) does not assume or continue any or all outstanding Stock Awards or substitute similar stock awards for such outstanding Stock Awards, then with respect to Stock Awards that have not been assumed, continued or substituted and that are held by Participants whose Continuous Service has not terminated more than three (3) months prior to the effective time of the Corporate Transaction (referred to as the “Current Participants and Recent Participants”), the vesting of such Stock Awards (and, if applicable, the time at which such Stock Awards may be exercised) shall (contingent upon the effectiveness of the Corporate Transaction) be accelerated in full to a date prior to the effective time of such Corporate Transaction as the Board shall determine (or, if the Board shall not determine such a date, to the date that is five (5) days prior to the effective time of the Corporate Transaction), and such Stock Awards shall terminate if not exercised (if applicable) at or prior to the effective time of the Corporate Transaction, and any reacquisition or repurchase rights held by the Company with respect to such Stock Awards shall lapse (contingent upon the effectiveness of the Corporate Transaction). No vested Restricted Stock Unit Award shall terminate pursuant to this Section 10(c)(ii) without being settled by delivery of shares of Common Stock, their cash equivalent, any combination thereof, or in any other form of consideration, as determined by the Board, prior to the effective time of the Corporate Transaction.

(iii) Stock Awards Held by Other Former Participants. In the event of a Corporate Transaction in which the surviving corporation or acquiring corporation (or its parent company) does not assume or continue any or all outstanding Stock Awards or substitute similar stock awards for such outstanding Stock Awards, then with respect to Stock Awards that have not been assumed, continued or substituted and that are held by persons other than Current Participants and Recent Participants, the vesting of such Stock Awards (and, if applicable, the time at which such Stock Award may be exercised) shall not be accelerated and such Stock Awards (other than a Stock Award consisting of vested and outstanding shares of Common Stock not subject to the Company’s right of repurchase) shall terminate if not exercised (if applicable) prior to the effective time of the Corporate Transaction; provided, however, that any reacquisition or repurchase rights held by the Company with respect to such Stock Awards shall not terminate and may continue to be exercised notwithstanding the Corporate Transaction. No vested Restricted Stock Unit Award shall terminate pursuant to this Section 10(c)(iii) without being settled by delivery of shares of Common Stock, their cash equivalent, any combination thereof, or in any other form of consideration, as determined by the Board, prior to the effective time of the Corporate Transaction.

(iv) Payment for Stock Awards in Lieu of Exercise. Notwithstanding the foregoing, in the event a Stock Award will terminate if not exercised prior to the effective time of a Corporate Transaction, the Board may provide, in its sole discretion, that the holder of such Stock Award may not exercise such Stock Award but will receive a payment, in such form as may be determined by the Board, equal in value to the excess, if any, of (i) the value of the property the holder of the Stock Award would have received upon the exercise of the Stock Award, over (ii) any exercise price payable by such holder in connection with such exercise.

(d) Change in Control. If a Participant incurs a Covered Termination, then effective as of the date of the Participant’s Covered Termination, (i) the vesting of all outstanding Stock Awards that are held by the Participant on such date (and, if applicable, the time at which such Stock Awards may be exercised) shall be accelerated in full, and (ii) any reacquisition or repurchase rights held by the Company with respect to any such Stock Awards shall lapse. Notwithstanding the foregoing, a Stock Award may be subject to additional acceleration of vesting and exercisability upon or after a Change in Control as may be provided in the Stock Award Agreement for such Stock Award or as may be provided in any other written agreement between the Company or any Affiliate and the Participant.

11.    AMENDMENT OF THE PLAN AND AWARDS.

(a) Amendment of Plan. Subject to the limitations, if any, of applicable law, the Board at any time, and from time to time, may amend the Plan. However, except as provided in Section 10(a) relating to Capitalization Adjustments, no amendment shall be effective unless approved by the stockholders of the Company to the extent stockholder approval is necessary to satisfy applicable law.

(b) Stockholder Approval. The Board, in its sole discretion, may submit any other amendment to the Plan for stockholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of Section 162(m) of the Code and the regulations thereunder regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to Covered Employees.

(c) Contemplated Amendments. It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide eligible Employees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Incentive Stock Options and/or to bring the Plan and/or Incentive Stock Options granted under it into compliance therewith.

(d) No Impairment of Rights. Rights under any Award granted before amendment of the Plan shall not be impaired by any amendment of the Plan unless (i) the Company requests the consent of the affected Participant, and (ii) such Participant consents in writing.

(e) Amendment of Awards. The Board, at any time and from time to time, may amend the terms of any one or more Awards, including, but not limited to, amendments to provide terms more favorable than previously provided in the Stock Award Agreement or the written terms of a Performance Cash Award, subject to any specified limits in the Plan that are not subject to Board discretion; provided, however, that the rights under any Award shall not be impaired by any such amendment unless (i) the Company requests the consent of the affected Participant, and (ii) such Participant consents in writing.

12.     TERMINATION OR SUSPENSION OF THE PLAN.

(a) Plan Term. The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate on the day before the tenth (10th) anniversary of the Adoption Date. No Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

(b) No Impairment of Rights. Suspension or termination of the Plan shall not impair rights and obligations under any Award granted while the Plan is in effect except with the written consent of the affected Participant.

13.    EFFECTIVE DATE OF PLAN.

This Plan shall become effective on the Effective Date.

14.    CHOICE OF LAW.

The law of the State of Delaware shall govern all questions concerning the construction, validity and interpretation of this Plan, without regard to that state’s conflict of laws rules.

Please

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” THE PROPOSALS.

Mark Here for Address Change or Comments

SEE REVERSE SIDE

FOR WITHHELD

FOR ALL FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN

ITEM 1– ELECTION OF

DIRECTORS Nominees:

01 Kevan Clemens, Ph. D.

02 Jean Deleage, Ph. D.

ITEM 2– APPROVAL OF 2006 EQUITY INCENTIVE

PLAN

ITEM 3– RATIFICATION OF

SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Withheld for the nominees you list below: (Write that nominee’s name in the space provided below.)

I PLAN TO ATTEND

THE MEETING

Signature Signature Date

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

FOLD AND DETACH HERE

Vote by Internet or Telephone or Mail

24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet Telephone Mail http://www.proxyvoting.com/kosn 1-866-540-5760 Mark, sign and date

Use the internet to vote your proxy. Use any touch-tone telephone to your proxy card and

OR OR

Have your proxy card in hand vote your proxy. Have your proxy return it in the when you access the web site. card in hand when you call. enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

PROXY

KOSAN BIOSCIENCES INCORPORATED

Annual Meeting of Stockholders – May 25, 2006

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned stockholder of Kosan Biosciences Incorporated (“Kosan”) hereby appoints Robert G. Johnson, Jr., M.D., Ph.D. and Margaret A. Horn, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Kosan Biosciences Incorporated Common Stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of Kosan to be held May 25, 2006, at 3825 Bay Center Place, Hayward, CA 94545, on or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Meeting.

(Continued and to be marked, dated and signed, on the other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

FOLD AND DETACH HERE

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